                                                                       EX-99.h.4

                                                                  EXECUTION COPY

                  INVESTMENT ADMINISTRATION SERVICES AGREEMENT

THIS  AGREEMENT  is made as of  March  17,  2008 by and  between  MERCER  GLOBAL
INVESTMENTS,  INC.  a  Delaware  corporation  with its  principal  office at 200
Clarendon Street, Boston,  Massachusetts 02116 (the "Initial Manager"), and each
Affiliate of the Initial  Manager  which may from time to time become a party to this Agreement by execution of an Instrument of Accession  substantially  in the form attached  hereto as Exhibit 1 (the Initial  Manager and each such Affiliate referred to individually  as, a "Manager" and  collectively  as, the "Managers")
and STATE STREET BANK AND TRUST COMPANY, a Massachusetts  trust company with its principal  office at One Lincoln Street,  Boston,  Massachusetts  02111,  United
States of America ("State Street"). Each Manager and State Street is hereinafter referred to individually as a "Party" and collectively as the "Parties".

WHEREAS,   each  Manager  acts  as  investment  manager  of  separate  accounts, collective investment funds, pension and insurance funds and/or other investment accounts on behalf of individual and institutional investors; and

WHEREAS,  each Manager  desires to retain State Street to provide the investment administration  services specified herein and State Street is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW, THEREFORE,  in consideration of the premises and mutual covenants contained herein and other good and  valuable  consideration  the receipt and  adequacy of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1.   INTERPRETATION

1.1. In this Agreement:

"Affiliate"         means,  with respect to any person,  any other person
                    Controlling,  Controlled  by, or under common  Control with, such person at the time in question.

"Agreement"         means this  Agreement,  including  the  Schedules and
                    Exhibits  hereto and all  Instruments  of Accession,  as the same may be amended  from time to time by written  agreement of the Parties.

"Authentication     means  the  use  of  security   codes,   passwords,   tested
Procedures"         communications or other authentication  procedures as may be agreed  upon in writing by State  Street and a Manager  from time to time for purposes of enabling State Street to verify that purported Proper  Instructions  have been originated by an Authorized Person.

"Authorized Data    means Third Party  sources of data and  information  used by
Sources"            State Street for the provision of the  Services,  including, without limitation,  sources of securities

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                    prices,  currency exchange rates, interest rates,  corporate actions,  income  and tax  data,  credit  ratings  and other market data and information.

"Authorized         means a designee of a Manager that (i) has been  approved by
Designee"           State  Street to use the Data Access  Services  and (ii) has
                    agreed in writing to be bound by the provisions of Section 5 hereof and Section 6 hereof (as  applicable) or by terms and conditions of use no less  restrictive  than those set forth in Section 5 and Section 6 (as applicable).

"Authorized         means any person  authorized by a Manager in writing to give
Person"             Proper  Instructions  to State Street and in respect of whom
                    State  Street has not (i) received  written  notice from the
                    Manager  that such  authorization  has been revoked and (ii)
                    been afforded a reasonable opportunity to act thereon.

"Change"            has the meaning set forth in sub-section 4.1 hereof.

"Change Request"    has the meaning set forth in sub-section 4.1 hereof.

"CIS Policy"        has the meaning set forth in sub-section 5.6 hereof.

"Claim"             means any threatened or actual claim,  demand,  action, suit or other judicial  proceeding asserted or brought by a Third
                    Party.

"Confidential       means,   as  between   State  Street  and  a  Manager,   all
Information"        information  relating  to, or provided in  connection  with, this Agreement and the relevant  Service Level Agreement and all information provided by one Party to the other regarding itself  and its  Affiliates,  including  without  limitation
                    information  regarding  its  business,   financial  affairs,
                    customers  (including,  without limitation,  Customer Data), operations or otherwise. The term "Confidential Information"
                    shall  not  include  any  information  that (i) is  publicly available at the time it is provided or  thereafter  becomes publicly  available  other  than as a result  of a breach of this  Agreement,  (ii)  was  demonstrably  known  to a Party
                    (without  an  obligation  of  confidentiality)  prior to its disclosure hereunder,  (iii) is independently developed by a
                    Party without  recourse to  Confidential  Information of the
                    other   Party,   or  (iv)  is   rightfully   obtained  on  a
                    non-confidential  basis from a Third Party  source  provided that such  source is not known to

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                    be   bound   by   an    obligation    of    confidentiality.
                    Notwithstanding the foregoing sentence,  Customer Data shall be and remain Confidential Information.

"Control"           and its derivatives  "Controlled"  and  "Controlling"  mean, with  regard  to any  person:  (i) the  legal or  beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the issued  share  capital or capital  stock of that person (or other ownership interest,  if not a corporation);
                    (ii) the ability to control,  directly or indirectly,  fifty per cent (50%) or more of the voting  power in  relation  to that person; or (iii) the legal power to direct or cause the direction  of the general  management  and  policies of that person, provided that where Control is being determined with respect to a person that is a limited  partnership,  Control shall be determined by reference to the  satisfaction of any of the above tests with  respect to the  general  partner of the limited partnership.

"Customer"          means any  customer of a Manager  with  respect to which the
                    Manager provides Customer Data to State Street hereunder.

"Customer Data"     means,  with  respect to each  Manager,  any and all data or information relating to the Manager or its Customers that is
                    created,   accessed  and/or   maintained  by,  or  otherwise
                    provided by the Manager to,  State Street or any Delegate or
                    Affiliate in connection with the Services.

"Damages"           means,  subject to sub-section 15.9 hereof, any direct loss, damage,  cost,  expense or other  liability,  including  any
                    judgment  or  award  or  any  amount   reasonably   paid  in
                    settlement in respect of a Claim.

"Data Access        has the meaning set forth in sub-section 5.1 hereof.
Services"

"Definitive         has the meaning set forth in sub-section 4.6 hereof.
Project Plan"

"Delegate"          has the meaning set forth in sub-section 3.2 hereof.

"Discretionary      has the meaning set forth in sub-section 4.1.1 hereof.
Change"

"Effective Date"    means  (i) in  relation  to the  Initial  Manager,  the date hereof or (ii) in relation to a Manager that becomes a Party to this  Agreement by means of an  Instrument  of Accession, the date of execution of such Instrument of

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                    Accession.

"Executive          has the meaning set forth in sub-section 4.7 hereof.
Officers"

"Extension Period"  has the meaning set forth in sub-section 27.9 hereof.

"Extension Period   has the meaning set forth in sub-section 27.9 hereof.
Services"

"Fee Schedules"     has the meaning set forth in Section 20 hereof.

"Force Majeure      has the meaning set forth in sub-section 16.2 hereof.
Event"

"Front Office       means  such  Services  set  forth  in Part B of  Schedule  1
Technology          attached hereto, as may be amended from time to time.
Services"

"Historic           means the books,  records,  data  bases,  electronic  files,
Records"            documents  and  other  data and  information  relating  to a
                    Manager  and/or its Customers  maintained by or on behalf of such  Manager  prior  to the  relevant  Effective  Date  (in relation to such Manager) and used or otherwise  relied upon by State Street for the provision of the Services hereunder.

"Indemnified Party" means the Party that is required hereunder to be indemnified by another Party in respect of a Claim.

"Indemnifying       means the Party that is  obligated  hereunder  to  indemnify
Party"              another Party in respect of a Claim.

"Initial Term"      has the meaning set forth in Section 27 hereof.

"Investment         means an investment  account  established by a Manager for a
Account"            Customer  in  respect of which  State  Street  provides  the
                    Services hereunder.

"In-Scope           means collectively,  the State Street Proprietary Technology
Technology"         and   the   Third-Party   Technology,   including,   without
                    limitation,  any  modifications or enhancements made thereto from time to time.

"Manager Data"      means  data  entered,   changed  or  deleted  by  authorized
                    individuals  while  accessing  the Front  Office  Technology
                    Services.

"Mandatory Change"  has the meaning set forth in sub-section 4.1.2 hereof.

"Materials"         means all intellectual  property  rights,  including but not limited to all patents, patent applications,  patent rights,

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                    trademarks,   trademark  applications,  trade  names,  trade
                    dress,  service  marks,  service mark  applications,  domain names, copyrights, copyright applications, computer programs and other computer software (including,  without limitation,
                    all   Source   Code),    inventions,    designs,    samples,
                    specifications,   schematics,   know-how,   trade   secrets,
                    proprietary  processes  and  formulae,   development  tools,
                    discoveries,  improvements,  ideas,  techniques,  materials, flow charts,  outlines,  lists,  compilations,  manuscripts, writings and pictorial materials,  and all documentation and media constituting, describing or relating to the foregoing,
                    including,   without  limitation,   manuals,  memoranda  and
                    records, but excluding Customer Data.

"Middle Office      means  such  Services  set  forth  in Part A of  Schedule  1
Services"           attached hereto, as may be amended from time to time.

"Monthly Services    has the meaning set forth in sub-section 7.8 hereof.
Report"

"Out-of-Scope-      means any and all business functions of a Manager except the
Functions"          Services.

"Out-of-Scope       means any and all technology  used by a Manager for carrying
Technology"         out the Out-of-Scope Functions.

"Party" or          has the  meaning  set  forth in the first  paragraph  of the
Parties"            preamble to this Agreement.

"Proper             means  instructions  (which  may be  standing  instructions)
Instructions"       received by State  Street (a) in  accordance  with an agreed
                    Authentication Procedure or (b) from an Authorized Person or a  person  reasonably  believed  by  State  Street  to be an
                    Authorized  Person,  in any of the following  forms:  (i) in writing signed by the Authorized  Person,  including without limitation,  a facsimile  transmission  thereof;  (ii) in an electronic  communication  as may be agreed  upon in writing from time to time;  or (iii) by such  other  means as may be agreed upon in writing from time to time by State Street and the  Manager  giving  such  instruction  including,  without limitation, oral instructions.

"Proposed Project   has the meaning set forth in sub-section 4.5 hereof.
Plan"

"Relationship       has the meaning set forth in Section 22 hereof.
Managers"

"SAS 70"            has the meaning set forth in Section 18 hereof.

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"Services"          means Front Office  Technology  Services  and Middle  Office
                    Services set forth in Schedule 1 attached hereto.

"Service Level"     means  the  performance   standards   and/or  service  level
                    commitments  of State  Street to a Manager in respect of the
                    Services,  as set  forth  in the  applicable  Service  Level
                    Agreement(s).

"Service Level      means the relevant Service Level Agreement(s)  between State
Agreement"          Street  and  each  Manager  relating  to  the  provision  of
                    Services by State Street and its Delegates  and  Affiliates,
                    as the  same may be  amended  from  time to time by  written agreement of State Street and such Manager.

"Source Code"       means the human readable embodiment of any software code, in
                    or  on  any  electronic   media  which  includes   developer
                    comments,  flow charts, program narratives,  and all related system and  programming  documentation  for such software as
                    well  as  any  and  all   externalizations,   utilities  and
                    compilers  required  to use,  execute  and modify the Source
                    Code and which is sufficient to enable a reasonably  skilled programmer to maintain and enhance the software.

"State Street       means  any  and  all  Materials  forming  part  of  or  made
 Proprietary        available  as part of (i) Work  Product or (ii) the In-Scope
 Information"       Technology and the Data Access Services (other than Customer
                    Data).

"State Street       means the  systems  and  application  software,  middleware,
Proprietary         communications   links  and  other  devices  and  technology
Technology"         developed by State Street and used in the performance of the
                    Services.

"Term"              means  the  Initial  Term,  as the same may be  extended  in accordance with the terms hereof.

"Third Party"       means any person  other than State  Street,  a Delegate or a
                    Manager, or an Affiliate of any of them.

"Third-Party        means any contract,  license, trust indenture or other legal
Agreement"          agreement between a Third Party and a Manager.

"Third-Party        means any  provider of services to a Manager or any Customer
Service Provider"   of a Manager (other than State Street or its Delegate, or an
                    Affiliate of any of them),  including,

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                    without  limitation,  any investment adviser or sub-adviser,
                    custodian,     distributor,    dealer,    transfer    agent,
                    administrator,  accounting  agent or  fiduciary  in  respect thereof.

"Third-Party        means  the  hardware,   systems  and  application  software,
Technology"         middleware,  communications  links  and  other  devices  and technology  manufactured  or developed by Third  Parties and used by State Street in the performance of the Services.

"Work Product"      means all Materials or other deliverables created, developed or provided by State Street in  connection  with or a result of the Services, but excluding Customer Data.

1.2. In this Agreement  references to "persons"  shall include legal entities as well as natural  persons,  references  importing the singular shall include the plural (and vice versa), use of the masculine pronoun shall include the feminine and numbered schedules,  exhibits,  sections or sub-sections shall
     (unless the contrary  intention appears) be construed as references to such schedules and exhibits hereto and sections or  sub-sections  herein bearing those numbers.  The schedules and exhibits  hereto are hereby  incorporated herein by reference.

1.3. The section  headings are for reference and convenience  only and shall not be considered in the interpretation of this Agreement.

1.4. For purposes of this Agreement, references to days or time periods shall be to calendar  days or  calendar  time  periods  unless  otherwise  expressly stated.

1.5. In the event of any  inconsistency  between the  provisions  contained in a
     Service Level Agreement and this  Agreement,  the terms of the latter shall prevail. In the event of any inconsistency between any of the Schedules and the terms contained in the body of this Agreement,  the terms of the latter shall prevail.

2.   APPOINTMENT

2.1. Each  Manager,  severally but not jointly,  hereby  retains State Street to provide  the  Services  subject  to and in  accordance  with the  terms and conditions set forth in this Agreement and in each case further  subject to the oversight and direction of the relevant Manager. During the Term, State
     Street  shall be the  exclusive  provider  of the  Services  to each of the
     Managers.

2.2. This  Agreement is entered into by each Manager as a principal  contracting party and not as agent for any other  person and nothing  contained  herein shall be  interpreted  as creating  any rights in any Third  Parties or any contractual  obligations  on the  part of State  Street  to any  person  or persons  other than the  Managers.  No  Customer or other Third Party shall constitute,  or shall be  entitled  to claim any rights  as, a third  party beneficiary of this Agreement.

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3.   INVESTMENT ADMINISTRATION SERVICES

3.1. Commencing in each case on the relevant  Effective Date, State Street shall provide or procure the provision of the Services to each Manager subject to and in accordance with the terms and conditions of this Agreement.

3.2. State  Street  shall  retain  the right to employ  agents,  subcontractors, consultants  and other Third Parties (each a "Delegate"  and  collectively, the  "Delegates")  to provide or assist it in the  provision of any part of the Services,  provided that State Street may not delegate the  performance of a  substantial  part of the  Services  without the prior  consent of the affected  Manager(s),  which  consent  may  not be  unreasonably  withheld, conditioned or delayed.  Notwithstanding  the  foregoing,  State Street may delegate the Services or any part thereof to any  Affiliate of State Street without the consent of the affected Managers.

     Except as otherwise  provided by sub-section 3.3, State Street's  liability hereunder for all matters  delegated shall not be affected thereby and, for the  avoidance of doubt,  State Street  shall  remain  responsible  for (i)
     performance of the Services,  including Services performed by Delegates and
     Affiliates,  in  accordance  with  this  Agreement  and  (ii)  the acts and omissions of any  Delegate or  Affiliate  as if State Street had  committed such acts and omissions  itself.  Unless  otherwise  mutually agreed by the
     Parties,  State  Street shall  remain the  Managers'  sole point of contact regarding  any  Services  provided by  Delegates  and  Affiliates.  For the
     avoidance  of  doubt,   the  term  Delegate  shall  not  include,   without
     limitation,  Authorized Data Sources,  suppliers of Third-Party  Technology and industry messaging or matching utilities.

3.3. Notwithstanding  anything  contained in this Agreement to the contrary,  in the event a Manager instructs or otherwise directs State Street to employ a particular Delegate to provide or assist it in the provision of any part of the  Services,  State Street  shall use  reasonably  commercial  efforts to enforce its rights under its agreement with that particular  Delegate.  For the avoidance of doubt, State Street's liability to a Manager on account of any  actions  or  omissions  of any such  Delegate  shall be limited to the amount (if any)  recovered  from such  Delegate by State  Street;  provided however  that State  Street shall use  commercially  reasonable  efforts to recover  from  such  Delegate  any  Damages  resulting  from  its  acts  or omissions.

     State  Street  shall not be  responsible  for the  accuracy  or omission of information  provided or required to be provided by Authorized Data Sources or a supplier of  Third-Party  Technology.  In the event that State  Street knows that the  information  provided  by an  Authorized  Data  Source or a supplier of  Third-Party  Technology  is inaccurate  or  incomplete,  State
     Street shall re-perform the relevant Services hereunder upon its receipt of corrected and complete data.

3.4. State Street shall not be responsible for any duties or obligations that it has not expressly  undertaken pursuant to this Agreement and no such duties or obligations shall be implied or inferred other than any additional tasks and duties that are carried  out by the  Managers  prior to the date hereof and that are  integral to and a necessary  part of the proper  discharge of the Services; provided, however, that in the event such additional tasks or duties involve a material  expense on the part of State Street that was not contemplated  by the Parties as part of the Fee Schedule,  such  additional tasks and duties  shall be deemed a  Discretionary  Change,  subject to the terms of Section 4.

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3.5. In order to facilitate its provision of the portion of Services  designated as "front office technology  services" as set forth in Part B of Schedule 1 hereto ("Front Office  Technology  Services"),  State Street has appointed, without  instruction or direction by any Manager,  Linedata Services,  Inc.
     ("Linedata")  as a  Delegate  to  assist it in the  provision  of the Front
     Office Technology Services.

     Each Party acknowledges and agrees that the Linedata technology and systems used in connection with State Street's provision of Front Office Technology
     Services is  proprietary  to Linedata and,  State Street,  the Managers and
     Authorized  Designees agree to treat  Linedata's  technology and systems as the  Confidential  Information of Linedata in accordance with the terms set forth in Section 25, below. Each Party further acknowledges and agrees that
     Linedata is an intended third party  beneficiary  of this Agreement  solely for purposes of  maintaining  its  intellectual  property  and  proprietary rights in its technology and systems.

4.   MODIFICATION OF SERVICES

4.1. If at any time  during the Term State  Street or a Manager (as the case may
     be) wishes to:

     4.1.1. (i) add new or additional services,  (ii) modify or otherwise change the Services  (including,  without  limitation,  the  elements  and/or frequency of any task performed as part of the Services), (iii) change the means or manner in which the Services are provided, or (iv) change the location from or to which the Services are provided,  other than a change initiated by State Street (each, a "Discretionary Change"); or

     4.1.2. (i) add new or additional services,  (ii) modify or otherwise change the Services  (including,  without limitation,  in the manner noted in sub-section 4.1.1 above), or (iii) change the means or manner in which the Services are  provided,  in each case as a result of any change in any relevant law or regulation or any change in the rules, regulations or conventions of any regulatory body,  market,  exchange,  securities system,  depository or other component of market infrastructure (each, a "Mandatory Change");

     then the relevant Manager or State Street,  as applicable,  shall deliver a written  request to the other Party  seeking such  Discretionary  Change or
     Mandatory  Change,  as the  case  may be (each a  "Change").  Such  written request shall contain as much detail as is reasonably practicable regarding the nature and scope of the Change including without limitation the desired
     (or mandated in the case of a Mandatory  Change)  implementation  date, and the  proposed  allocation  of costs (if any) to the  Manager(s)  (each such request, a "Change Request").

4.2. Upon the  delivery  of a Change  Request,  State  Street or the  requesting
     Manager, as applicable, shall promptly conduct an initial assessment of the requested  Change and the  proposed  implementation  date.  In making  such assessment,  State Street or the requesting  Manager,  as applicable  shall consider,  inter  alia:  the cost and  resources  necessary  to effect  the
     Change;  the  feasibility  of the  requested  implementation  date;  market charges for comparable  services inclusive of the Change; and the financial return,  risk and  liability  to State  Street in  providing  the  Services following the  implementation of the Change.  Each Party shall be obligated to act in good faith and in a  commercially  reasonable  manner in carrying out any such assessment.

4.3. If upon completion of an initial  assessment,  State Street or the Manager, as  applicable,  determines  that it would be  commercially  impractical to implement a Change Request relating to a

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     Discretionary  Change,  such Party shall promptly notify the other Party of its determination  and the Parties shall discuss possible  modifications to the Change Request such that the Discretionary  Change could be practically implemented on terms mutually  satisfactory  to the Parties.  If after such good  faith  discussion,  State  Street  or  the  Manager,  as  applicable, determines,  in its reasonable  discretion,  that the Discretionary  Change remains commercially  impractical,  such Party shall be entitled to decline the Change Request subject to sub-section 4.7 below.

4.4. Subject to sub-section  4.7, State Street shall be obligated to implement a
     Mandatory  Change with an  appropriate  adjustment  to each Fee Schedule to reflect a pro rata charge  applicable  to all State  Street  customers  for which State Street  implements the Mandatory  Change.  Notwithstanding  the foregoing and subject to sub-section 4.7, each Manager shall be responsible for all development and  implementation  costs relating to the modification or enhancement of any  Out-of-Scope  Technology or the  development  and/or implementation  of any new  Out-of-Scope  Technology in  connection  with a
     Mandatory Change, including,  without limitation, the cost of any interface development between such modified,  enhanced or new Out-of-Scope Technology and the In-Scope Technology.

4.5. In the event of a  Mandatory  Change or if State  Street  agrees to proceed with a Discretionary Change, State Street shall within forty-five (45) days prepare and deliver to the Manager a draft  project  plan that  details the work  required to effect the  requested  Change,  a proposed  timetable for completion of the work and implementation of the Change, an estimate of the costs  of the  work  and  (in  the  case  of a  Discretionary  Change)  the allocation of such costs to the Manager and a fee proposal for the Services following  implementation of the Change (a "Proposed Project Plan").  State
     Street shall also prepare and deliver to the Manager any proposed revisions to the terms of this Agreement,  the Service Level Agreement(s) and/or each
     Fee Schedule necessitated by implementation of the Change (as applicable).

4.6. If a Manager  wishes to proceed on the basis of the  Proposed  Project Plan
     (or on amended terms) it shall so notify State Street and the Parties shall
     thereafter   negotiate  final  terms  and  a  definitive  project  plan  (a
     "Definitive Project Plan") as soon as practicable.

4.7. In the event State Street declines to proceed with a  Discretionary  Change or in the event the Manager and State Street are unable to reach  agreement on the terms and conditions of a Definitive Project Plan for implementation
     of  a  Discretionary   Change,  the  dispute  shall  be  submitted  to  the
     Relationship  Managers for  resolution.  If the  Relationship  Managers are unable to resolve the matter within fifteen (15) days from the date of such referral,  it shall be referred to Anne Tangen,  a State  Street  Executive
     Vice President and Mercer's Chief Operating  Officer (or their  equivalents following any  reorganization)  (together,  the  "Executive  Officers") for final  resolution.  If the  Executive  Officers  are unable to resolve  the matter  within  fifteen (15) days,  the  Discretionary  Change shall not be implemented.

4.8. The Parties  acknowledge  and agree that not all Changes  will  involve the imposition  of  additional  charges and that the Parties will  negotiate in good faith to reach  agreement on a commercially  reasonable  allocation of the initial and  on-going  costs in respect of a Change that  reflects  the underlying economic arrangement between the Parties. In each instance,  the
     Parties shall assess inter alia: (i) the  materiality  of the change;  (ii)
     the  degree to which the  Change  Request  involves  substantially  similar functions,  duties  and/or  workloads as then  performed by State Street as part of the Services;  (iii) the cost of developing  and  implementing  the
     Change based on (a) State

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     Street's  then-current standard hourly rates with respect to State Street's internal  resources  and (b)  projected  Third  Party  charges  (including,
     without   limitation,   the  providers  of  Third-Party   Technology),   as
     applicable;  (iv) the  timing of the  Change in  relation  to  then-current resource  levels  and  other  pending  projects  and  initiatives;  (v) the resource and cost profile of providing the Services after implementation of the  Change;  (vi)  whether  up  front  costs  can  be  recouped  within  a commercially  reasonable time frame;  (vii) whether the Change involves the creation of assets or competencies which State Street can employ to service other customers;  and (viii) such other  considerations as the Parties deem relevant under the circumstances.

4.9. Upon agreement on the terms and conditions of the Definitive  Project Plan,
     State Street shall  promptly  implement the Change in  accordance  with the
     terms   thereof  and  the  Parties  shall  provide  each  other  with  such cooperation  and  assistance as may be  reasonably  necessary to effect the
     Change in  accordance  with the  agreed  terms.  Any and all  documentation relating to a Change and the performance by the Parties of their respective obligations  under  such  documentation  shall be  subject to the terms and conditions of this Agreement,  including,  without limitation, the standard of care and the  limitations  of liability  set forth in Section 15 hereof.
     Any  allocation of liability in any such  documentation  shall be deemed an
     amendment   for  the  purposes  of,  and  shall  be  valid  only  upon  the satisfaction of the requirements set forth in, Section 37 hereof.

4.10. For the  avoidance  of doubt,  no Change  proposed  by a Manager  or State
     Street shall form part of this  Agreement  until such Change is implemented in accordance with a Definitive  Project Plan and any required revisions to this Agreement and the Service Level  Agreement  take effect.  State Street shall  continue to perform and each Manager  shall  accept  State  Street's performance  of this  Agreement on its then existing  terms and  conditions until such revisions take effect.

4.11. The  change  procedure  outlined  in this  Section  4 shall  not  apply to products  and  services  developed  by  State  Street  (or its  Affiliates)
     independently of its duties and obligations under this Agreement.

5.   USE OF TECHNOLOGY AND DATA ACCESS SERVICES

5.1. Subject to the terms and conditions of this Agreement,  State Street hereby
     grants  to  each  Manager  and  its   Authorized   Designee(s)  a  limited,
     non-exclusive, non-transferable and irrevocable (except as provided herein)
     right to access and use during the Term the In-Scope Technology  sufficient
     to  allow  each   Manager  and  its   Authorized   Designee(s)   to  access
     electronically  and use data and  information  generated or  maintained  by
     State Street as part of the  Services,  including,  but not limited to, all
     Work Product and Customer Data (the "Data Access Services").  Such right is revocable by State Street in the event: (i) Mercer fails to comply with the obligations as set forth in this Section 5; or (ii) State  Street's  access to or  provision  of  In-Scope  Technology  is limited  by the third  party provider;  or (iii) as otherwise  expressly set forth in Section 27 of this
     Agreement. In the case of (ii) above, State Street shall provide reasonable work  around  services  and shall use  commercially  reasonable  efforts to obtain alternative resources as provided in Section 15.11.3.

5.2. Except for the limited rights granted by sub-section  5.1, in no event will a Manager or any Authorized Designee acquire or retain any other license or right of use or otherwise acquire or retain any right, title or interest in or to the In-Scope Technology, whether in the form of intellectual property or other ownership  rights or interests.  Notwithstanding  the foregoing or any other provision hereof, all Customer Data and all intellectual property and other rights therein

                                       11

     shall be and remain the  exclusive  property of the  Managers  and/or their
     Customers. Except as otherwise expressly provided herein, State Street will not itself grant,  and will use commercially  reasonable  efforts to ensure that no Delegate  grants,  to any Third Party any rights with respect to or interests in Customer Data whatsoever.

5.3. Subject to Section 5.12, any and all rights  granted  hereunder are limited by and  subject  to the  restrictions  imposed  under any  license or other agreement between State Street and any supplier of Third-Party  Technology, data feeds or other information or technology services and each Manager and
     Authorized  Designee  agrees  to abide by any such  restrictions  following receipt of notice thereof from State Street and a reasonable opportunity to act thereon.  All such  restrictions in effect on the date hereof have been disclosed by State Street to the Initial Manager.

5.4. Subject to Section 5.10, each Manager and Authorized Designee agrees to use the In-Scope  Technology and the Data Access  Services  solely for internal business purposes in connection with the relevant  Manager's receipt of the
     Services  from  State  Street  under  this  Agreement.   Each  Manager  and
     Authorized  Designee  agrees that it shall not:  (i) permit any Third Party
     (other than an Authorized  Designee) to use the In-Scope  Technology or the
     Data Access Services;  (ii) sell, rent,  license,  sublicense,  sublease or otherwise use the In-Scope  Technology  or the Data Access  Services in the
     operation of a service bureau,  time sharing or outsourcing  environment or to develop a product  that is similar to the  In-Scope  Technology  and the
     Data Access Services or for any purpose other than as expressly  authorized under this Agreement;  or (iii) allow or cause any information  accessed or made  available  through use of the In-Scope  Technology or the Data Access
     Services,  including market rate or price data from Third Party sources, to be  published,  redistributed  or  retransmitted  other than for use by the
     Manager (or on its behalf) as State Street's customer; or (iv) interfere in any manner with the hosting of the Front Office Technology Services; or (v)
     conceal  or  remove  any  title,  trademark,   copyright,   proprietary  or
     restricted  rights  notice  contained  in the In-Scope  Technology  or Data
     Access Services associated  therewith.  Notwithstanding the foregoing,  the
     Manager is permitted to incorporate such  information in client  statements and reports and to distribute  such  information in the ordinary  course of its business to its customers,  prospects and internal  organizations  in a reasonable  manner so long as any  market  rate or price data  provided  by
     Third  Party  sources  has been  manipulated  so that it  appears in a form different  from that  provided  by the Third  Party  source  and  cannot be readily attributed to such Third Party sources.

5.5. Each Manager and Authorized Designee agrees not to modify, reproduce, copy, alter,  adapt,  improve or translate  the In-Scope  Technology  in any way, enhance or  otherwise  create  derivative  works  based  upon the  In-Scope
     Technology or reverse engineer, disassemble, decompile or otherwise attempt to secure the Source Code,  trade  secrets and know-how for all or any part of the In-Scope Technology.  Notwithstanding the foregoing, nothing in this
     Agreement shall preclude  either party from using any general  information, ideas, concepts, know-how,  techniques,  methodologies,  processes, skills, processes,  knowledge or expertise  (collectively,  "Residual Information")
     which such party's  employees retain in their unaided memory,  which are no more than skilful  variations of general Residual  Information known in the financial  services,  investment,  consulting and/or securities  industries
     (and,  as  such,  are  neither  State  Street  Proprietary  Information  or
     Confidential  Information nor owned by any Party hereto). A person's memory is  unaided  if the person has not  intentionally  memorized  the  relevant information  for  the  purpose  of  retaining  and  subsequently  using  or disclosing it for purposes unrelated to the services performed hereunder.

                                       12

5.6. In connection with its access to and use of the In-Scope  Technology,  each
     Manager  (and its  Authorized  Designee(s))  shall  comply with the systems access  operating  standards and  procedures  and user  identification  and password control requirements and other security procedures  implemented by
     State  Street in  accordance  with  State  Street's  Corporate  Information
     Security Policy and the standards set forth therein (the "CIS Policy"), for which a high  level  summary  of all  relevant  provisions  and  conditions applicable to Manager's ability to access the In-Scope  Technology has been provided to the Manager by State  Street.  In the event State Street alters any of the security  procedures  in  connection  with a revision to the CIS
     Policy it shall notify each Manager of such changes  reasonably  in advance of implementation.  Each Manager and Authorized Designee shall advise State
     Street as promptly as practicable, but in any event within twenty-four (24)
     hours,  in the event that it learns  that any person to whom it has granted access to In-Scope  Technology or the Data Access Services has violated the terms of this Agreement and will reasonably  cooperate with State Street in seeking injunctive or other equitable relief.

5.7. Each Manager (and its Authorized Designee(s))  acknowledges and agrees that
     State Street shall have the right to suspend use of the In-Scope Technology and the Data Access Services for designated  security reasons in accordance with  such  escalation  and  approval  procedures  as may be  agreed by the
     Parties  from  time to time  and,  in such  event,  each  Manager  (and its
     Authorized  Designee(s))  shall discontinue use of the In-Scope  Technology and Data Access Services in accordance with such procedures.

5.8. The Manager and its Authorized  Designee shall be fully responsible for its authorized  individuals'  use  of  the  Front  Office  Technology  Services
     (whether  lawful  or  unlawful)  and  any  transactions  completed  by  the authorized individuals will be deemed to have been completed by the Manager or its Authorized Designee.

5.9. State Street represents and warrants that:

     i)   the  Front  Office   Technology   Services  will  be  performed  in  a
          professional manner in accordance with industry standards;

     ii)  the  In-Scope   Technology   shall  perform  in  accordance  with  the
          specifications provided to the Manager in all material respects;

     iii) it will  use  commercially  reasonable  efforts  to  ensure  that  the
          In-Scope  Technology,  and any updates or revisions  thereof,  will be scanned for virus or  mechanism  that is designed to delete,  disable, interfere  with or  otherwise  harm the  In-Scope  Technology  or Data
          Access Services (or the Manager's  hardware,  data or other software), make it inaccessible  to Manager or Authorized  Designee once the Data
          Access  Services  or  Front  Office   Technology   Services  are  made
          available,   or  that  is  intended  to  provide   access  or  produce
          modifications not authorized by State Street, and if detected, will be
          eliminated   from  In-Scope   Technology  or  Data  Access   Services.
          Notwithstanding  the foregoing,  the In-Scope Technology may contain a disabling  mechanism  that will  suspend  a  Manager's  or  Authorized
          Designee's  use or access to such  In-Scope  Technology in the event a
          Manager or an Authorized  Designee breaches its obligations under this
          Section 5.

                                       13

     iv)  Notwithstanding the foregoing,  none of State Street, its Delegates or suppliers makes any representation as to the  interoperability  of the
          In-Scope  Technology or Data Access  Services with any third  parties'
          systems.  Under no  circumstances  will State Street be liable for any damage or loss  resulting  from a Force  Majeure  Event set for the in
          Section 16.2, including unauthorized access, theft or operator error.

     v)   Other  than as  expressly  stated  in  this  Agreement,  all  In-Scope
          Technology, Data Access Services, Front Office Technology Services and
          all other data and materials made available to a Manager or Authorized
          Designee in  connection  with this  Agreement  by State Street and its
          suppliers   are   PROVIDED  "AS  IS"  AND  "AS   AVAILABLE,"   WITHOUT
          REPRESENTATIONS  OR  WARRANTIES  OF ANY  KIND.  STATE  STREET  AND ITS
          SUPPLIERS MAKE NO OTHER WARRANTIES,  EXPRESS OR IMPLIED,  BY OPERATION
          OF  LAW OR  OTHERWISE,  INCLUDING,  WITHOUT  LIMITATION,  ANY  IMPLIED
          WARRANTIES  OF  NONINFRINGEMENT,  MERCHANTABILITY  OR  FITNESS  FOR  A
          PARTICULAR  PURPOSE OR ANY IMPLIED WARRANTIES ARISING OUT OF COURSE OF
          PERFORMANCE,  DEALING OR USAGE OF TRADE. STATE STREET DOES NOT WARRANT
          THAT THE  IN-SCOPE  TECHNOLOGY  AND THE DATA ACCESS  SERVICES  WILL BE
          PROVIDED ERROR-FREE,  UNINTERRUPTED,  SECURE OR COMPLETELY VIRUS-FREE.
          WITHOUT LIMITING THE FOREGOING,  STATE STREET MAKES NO  REPRESENTATION
          OR WARRANTIES  OF ANY KIND WITH RESPECT TO THE THIRD PARTY  COMPONENTS
          OF THE SERVICE.

5.10. Each Manager  acknowledges  that certain software and technical data to be provided  hereunder  and certain  transactions  hereunder may be subject to
     export   controls   under  the  laws  and   regulations   of  one  or  more
     jurisdictions.  No Party shall  export or  re-export  any such items or any direct  product  thereof or undertake any  transaction  in violation of any such laws or  regulations.  Each Party shall be responsible  for, and shall co-ordinate  and  oversee,  compliance  with such export laws in respect of such  items  exported  or  imported  by it  hereunder.  Regardless  of  any disclosure made by a Manager to State Street of an ultimate  destination of the  In-Scope  Technology  or Data Access  Services,  none of the  In-Scope
     Technology  or  Data  Access  Services  or the  underlying  information  or technology may be downloaded or otherwise  exported or re-exported (i) into
     (or to a national or resident  of) Cuba,  Iraq,  Libya,  Yugoslavia,  North
     Korea,  Iran,  Syria or any other  country to which the U.S. has  embargoed goods;  or  (ii)  to  anyone  on the  U.S.  Treasury  Department's  list of
     Specially Designated  Nationals or the U.S. Commerce  Department's Table of
     Deny Orders. By using the In-Scope Technology or Data Access Services,  the
     Manager is agreeing to the foregoing  and is  representing  and  warranting that it is not located in, or under the control of, any such  country or on any such list.

5.11. For purposes of this Section 5, each Manager shall be responsible  for the acts and  omissions  of its  Authorized  Designees  as if such  Manager had committed such acts and omissions itself.

5.12. In  the  event  any  Manager  makes  any  revision,  update,  improvement, modification,  correction,  release,  replacement  or  enhancement  to  the
     Out-of-Scope  Technology or any interface  between the In-Scope  Technology and the  Out-of-Scope  Technology  and  any  modification  to the  In-Scope
     Technology  would be required as a result  thereof,  such Manager shall use commercially

                                       14

     reasonable efforts to minimize the costs of State Street in respect thereof and shall consult with State Street in the furtherance of such efforts.

5.13. The  restrictions  contained  in  sub-sections  5.3 and 5.4 hereof as they relate to a supplier of Third-Party  Technology,  data feeds (including any information  (e.g.,  market rate or price data)  accessed or made available through  the  In-Scope  Technology  or the Data Access  Services)  or other information or technology  services shall not limit any rights of a Manager pursuant to any agreements between such Manager and any such Third Party.

5.14. Each Manager and Authorized Designee shall be solely  responsible,  at its own expense for acquiring,  installing  and  maintaining  all  connectivity equipment,  hardware,  software and other equipment as may be necessary for it to connect to,  access and use the  In-Scope  Technology  or Data Access
     Services,  except as otherwise  provided by State Street or its Third Party
     Technology providers.

5.15. Subject to the terms of  sub-sections  15.8 and 15.9 hereof,  State Street will defend or, at its option,  settle any Claim brought  against a Manager to the extent that it is based upon an  assertion  that access to or use of the In-Scope Technology by the Manager in accordance with the terms of this
     Agreement  constitutes  direct  infringement  of any patent or copyright or misappropriation  of a trade  secret,  provided  that the Manager  notifies
     State  Street  promptly  in writing of any such Claim and  cooperates  with
     State  Street in the defense of such  Claim;  provided,  however,  that the foregoing  obligation  of State  Street  shall not apply to the extent such
     Claim  relates to any  In-Scope  Technology  that State Street has acquired from any of the Managers or their  Affiliates,  as  applicable.  Should the
     In-Scope  Technology  or any part  thereof  become,  or in  State  Street's opinion be likely to become,  the subject of a claim of infringement or the
     like  under  the  patent  or   copyright   or  trade  secret  laws  of  any
     jurisdiction,  State Street shall have the right,  at State  Street's  sole option,  to (i)  procure for each  Manager the right to continue  using the
     In-Scope Technology, (ii) replace or modify the In-Scope Technology so that the In-Scope Technology become non-infringing, or (iii) terminate provision of access to and use of the In-Scope  Technology  by each  Manager  without further  obligation.  State  Street's  liability  to a Manager  under  this sub-section  5.15 in  respect  of any  Damages  resulting  from  the use of
     Third-Party  Technology  forming part of the In-Scope  Technology  shall be limited  to the amount (if any)  recovered  from such Third  Party by State
     Street.

                                       15

6.       PROPRIETARY RIGHTS; WORK PRODUCT

6.1. All  Materials  of the  Manager(s),  their  Affiliates  or their  suppliers existing  prior  to the  date of this  Agreement,  shall,  as  between  the
     Manager(s)  and State  Street,  be the property of the  Manager(s)  or such
     Affiliates,  as the case may be.  All  Materials  of  State  Street  or its suppliers  existing prior to the date of this Agreement  shall,  as between
     State Street and the Manager(s), be the property of State Street.

6.2. Any request by a Manager with respect to the development of Work Product by
     State Street shall be subject to the Change procedures set forth in Section
     4 hereof.  As between the Manager and State  Street,  all right,  title and
     interest  in  and  to  Work  Product   shall  be  owned  by  State  Street.
     Notwithstanding  the foregoing,  as between the Parties,  all Customer Data shall be owned by the Manager(s).

6.3. In addition to the use rights and  restrictions  set forth in Section 5 and subject to the terms and conditions of this Agreement  (including,  without
     limitation,    the   warranty   and    liability    provisions/disclaimers,
     indemnification  provisions  and  treatment  of  State  Street  Proprietary
     Information as Confidential Information), State Street hereby grants to the
     Managers  and  their  Authorized  Designees  (as  applicable),  a  limited, non-exclusive,  non-transferable,  and  revocable  right to use  during the
     Term,  certain Work  Product (as the Parties  shall  mutually  designate in writing  from  time to time)  solely  for  internal  business  purposes  in connection  with the  Managers'  receipt and use of the Services from State
     Street hereunder.

6.4. Each Manager and Authorized  Designee,  as applicable,  agrees to treat any and all State Street  Proprietary  Information as Confidential  Information
     hereunder and, except as otherwise  expressly provided in this Agreement or expressly  permitted by State  Street in writing,  to limit access to State
     Street Proprietary  Information to such employees as require access for the purposes contemplated by Sections 5 or 6, as applicable.

6.5. Except for the license rights  contained in Section 5 or Section 6, neither this Agreement nor any disclosure made hereunder  grants any license to any
     Party under any patents or copyrights of any other Party.

7.   SERVICE LEVEL AGREEMENT

7.1. In  connection  with this  Agreement,  State Street and each Manager  shall enter into a separate  Service Level  Agreement  that specifies the Service
     Levels and certain duties and obligations of the Manager relating thereto.

7.2. Subject at all times to the terms and conditions of this  Agreement,  State
     Street shall use reasonable efforts to provide the Services to each Manager in accordance with the relevant Service Level Agreement.

7.3. Each  Manager  shall use  reasonable  efforts  to  fulfill  its  duties and obligations  under the relevant  Service  Level  Agreement and to cause any
     Third Parties (other than any Delegates) referenced therein to do likewise.
     State Street's failure to meet any Service Level shall be excused and State
     Street shall have no liability for any Damages to the extent resulting from or caused by the failure

                                       16

     of a Manager or any Third Party  referenced  in the relevant  Service Level
     Agreement to comply with the terms thereof.

7.4. The  liability  of  State  Street  and  each  Manager  in  respect  of  its obligations  under a Service Level Agreement shall be governed by the terms of this Agreement. In no event shall a failure by State Street or a Manager to  comply  with  any  term  or  condition  of a  Service  Level  Agreement constitute a breach or violation of this Agreement giving rise to financial penalties, damages or contractual or other remedies, except as set forth in this  Section 7. It is the  intention of State Street and each Manager that the sole and exclusive remedy for any:

     7.4.1. failure by State Street,  the Manager or any Third Party  referenced in a Service Level Agreement to meet the performance  standards and/or service level goals or other  aspects of the Service Level  Agreement;
          or

     7.4.2. consistent  failure by State Street,  the Manager or any Third Party referenced  in a Service  Level  Agreement  to fulfill  its duties and obligations  under the Service Level Agreement in a material  respect;
          or

     7.4.3. any other dispute relating to a Service Level Agreement,

     shall be referral of the matter to the Relationship  Managers for attempted
     resolution  or,  where   applicable,   termination  of  this  Agreement  in
     accordance with sub-section 27.3.2.3 or 27.4.2.3, as the case may be.

7.5. The purpose of a referral to the Relationship  Managers shall be to resolve the failure or inability of the relevant Party (or Third Party) to meet its obligations under a Service Level Agreement. It shall be the responsibility of the  Relationship  Managers  to develop and  oversee  implementation  of procedural or operational  changes which will enable the relevant Party (or
     Third Party) to meet its  obligations  under the Service  Level  Agreement;
     approve and oversee implementation of remedial plans to address failures by the relevant Party (or Third Party) to meet such obligations;  or otherwise develop a solution  aimed at  ensuring  that the  inability  of a Party (or
     Third Party) to meet its obligations under the Service Level Agreement will be less likely to occur in the future.

7.6. If  a  matter  is  referred  to  the  Relationship   Managers  pursuant  to
     sub-section 7.4 and despite  implementation  of the Relationship  Managers'
     recommendations,  a Party  consistently fails to meet in a material respect its obligations  under the Service Level Agreement that were the subject of the referral or any revised obligations agreed as a result of the referral, then the matter shall be referred to the Executive Officers for resolution.
     The  referral  shall  expressly  cite this  Section  7 and  state  that the relevant  Manager(s) or State Street,  as the case may be, may exercise its right to terminate this Agreement should the matter not be resolved.

7.7. If the  Executive  Officers are unable to resolve the matter  within thirty
     (30) days,  then the relevant  Manager(s) or State Street,  as the case may be,  shall be entitled to  terminate  this  Agreement  in  accordance  with sub-sections 27.3.2.3 and 27.4.2.3, respectively.

7.8. Promptly  after the end of each  calendar  month during the Term and as set forth in the  applicable  SLA,  State Street  shall  provide each Manager a monthly report ("Monthly  Services  Report")

                                       17

     setting forth such  information  relating to the performance of Services as may be specified from time to time in the relevant Service Level Agreement.

7.9. In the  event of a  material  failure  by State  Street  to meet any of the
     Service Levels specified in the Service Level Agreement (to the extent that such failure was within State Street's  reasonable  control),  State Street shall:  (i) within a commercially  reasonable  period of time not to exceed thirty  (30) days  deliver  to the  Manager a plan  showing  in  reasonable specificity  and detail (A) the causes for such failure to meet the Service
     Levels and (B) remedial actions reasonably  designed to eliminate,  prevent or reduce the future likelihood of recurrence of such causes; and (ii) upon
     Manager's  approval  of such  remedial  plan of  action  (or of an  amended remedial plan as may be agreed by the  Parties),  proceed to carry out such plan.  In the  event  that  the  Parties,  after a good  faith  attempt  at resolution,  disagree as to whether State Street has  materially  failed to meet  the  Service  Levels,  the  disagreement  shall  be  referred  to the
     Relationship Managers for resolution.

7.10. In the event that Front  Office  Technology  Services  availability  falls below the Availability  Percentage set forth in the Front Office Technology
     Services Service Level  Agreement,  and a Manager has notified State Street of such  unavailability,  then, to the extent State Street becomes entitled to service level  credits under its agreement  with Linedata as a result of such  unavailability,  State Street  shall credit such amounts  received by
     State Street against the fees next owing hereunder.

7.11. Nothing  in this  Section 7 shall  excuse any  failure by State  Street to perform the Services in  accordance  with the standard of care set forth in
     Section 15 and the terms of this  Agreement  as distinct  from a failure by
     State  Street to meet the  relevant  performance  and  service  level goals specified in a Service Level Agreement.

7.12. Nothing in this Section 7 shall excuse any failure by a Manager to perform its duties and obligations  under this Agreement as distinct from a failure by such  Manager  to meet  its  duties  as  specified  in a  Service  Level
     Agreement.

8.   GENERAL OBLIGATIONS OF EACH MANAGER

8.1. Each Manager shall:

     8.1.1. give State Street all necessary  instructions to enable State Street to fulfill its duties and obligations under this Agreement;

     8.1.2. ensure that all trade  instructions  delivered  to State  Street are
          duly  authorized  and  comply  with  all  applicable   securities  and
          investment  laws,  internal  compliance  procedures  and  policies and investment  restrictions  applicable  to the Manager and the  relevant
          Investment Account(s); and

     8.1.3. promptly notify State Street of any omissions or inaccuracies in the information  supplied to State  Street  after  becoming  aware of such omissions or inaccuracies.

8.2. Each  Manager  shall  provide or cause to be provided to State  Street such data and  information  as State Street may  reasonably  require  including, without limitation, the information specified in the relevant Service Level
     Agreement. State Street shall have no liability for the failure to provide,

                                       18

     any  error in the  provision  of,  or any  delay in  providing,  any of the
     Services to the extent the  provision of such  Services is  dependent  upon receipt of the aforesaid  information  and such failure,  error or delay is caused by the  Manager's  or any Third  Party's  failure  to  provide  such information in a complete, accurate and timely manner.

8.3. Where technologically  feasible,  each Manager shall provide or cause to be provided to State Street by electronic  delivery the  information  required pursuant to sub-section 8.2.

8.4. In the  discharge  of its  obligations  under this  Section 8, each Manager shall  use  reasonable  efforts  to  ensure  that all  Third-Party  Service
     Providers make available to State Street such information in respect of the
     Manager and its  Customers as State Street may  reasonably  require for the performance of the Services. This obligation shall include a duty to obtain all necessary consents and approvals and execute all documentation that may be required by such Third-Party Service Providers to enable State Street to
     have  electronic  access  to  or  receive   electronic   delivery  of  such
     information, where technologically feasible.

8.5. Each  Manager  shall  use  all  reasonable   efforts  to  ensure  that  the
     information  provided or caused to be provided to State Street  pursuant to this Section 8 shall be provided in a complete,  accurate and timely manner so as to enable State Street to duly render the Services.

8.6. Each Manager will bear all expenses  incurred in its operation that are not
     specifically  assumed  by  State  Street  hereunder,   including,   without
     limitation,  all costs and expenses necessary for or relating to receipt of the Services and use of the Data Access  Services.  The Managers shall also bear the cost of market data  necessary to provide the Services  until such time as the Parties otherwise agree in writing.

8.7. Each Manager  shall use all  reasonable  efforts and shall bear the cost to procure the right for State Street to use any Third Party software licensed by such  Manager  to the  extent  State  Street  is  obligated  to use such software in connection with the provision of the Services.

8.8. To the extent  that State  Street is required to give (or is deemed to have given) any  representation  or  warranty  to a Third  Party  relating  to a
     Manager  and/or its  Customers in accordance  with normal  market  practice
     (including,  without  limitation,  any  representation  or  warranty  as to authority or compliance in respect of any trade or settlement  instruction)
     in connection  with the issuance or  transmission  of trade  notifications, confirmations  and/or  settlement  instructions,  whether  using  facsimile transmission,  industry messaging utilities and/or the proprietary software of Third-Party Service Providers, clearing agencies, depositories and other securities  systems,  the  Manager  shall  be  deemed  to  have  made  such representation  or warranty to State  Street and shall  indemnify  and hold
     State  Street  harmless  from and against any  Damages  resulting  from any breach or alleged breach by the Manager of such representation or warranty, except  to the  extent  that such  Damages  or breach  results  from  State
     Street's   negligence,   fraud,  bad  faith,  willful  default  or  willful
     misconduct  in the  discharge of its duties  hereunder.  To the extent that
     State  Street  is  required  to give (or will be  deemed  to give) any such representation or warranty relating to a Manager and/or its Customers other than in accordance with normal market  practices it shall notify and obtain the written  consent of the affected  Manager(s)  in advance of giving such representation  or  warranty,  provided  that  such  consent  is  not to be unreasonably withheld, conditioned or delayed.

                                       19

8.9. In accordance  with  standard  market  practice,  each Manager shall employ commercially  reasonable  review  and  control  measures  with  respect  to information provided by State Street under this Agreement so as to prevent, stem or  mitigate  any  Damages  that may arise from the use of  inaccurate data.

9.   RECONCILIATION OF HISTORIC RECORDS

9.1. Each  Manager  represents  and  warrants  to  State  Street  that as of the relevant  Effective  Date it has completed or caused to be completed a full reconciliation of the Historic Records and except as otherwise disclosed in writing to State  Street such  records  are  accurate  and  complete in all material respects.

9.2. To the extent the  Historic  Records in respect of a Manager  (or any entry therein) are unreconciled (or any necessary adjustments  unprocessed) as of the relevant Effective Date, such Manager shall ensure that the outstanding items are fully  reconciled  and/or any necessary  adjustments  effected as soon as  practicable.  Each  Manager  shall  remain  liable for funding any shortfall  in an  Investment  Account  that may  arise  as a result  of any required adjustments.

9.3. State  Street  shall  notify  the  relevant  Manager  in the event  that it discovers any material  inaccuracies in the Historic  Records and shall use commercially  reasonable  efforts to assist the  Manager  to  mitigate  any possible Damages arising from such  inaccuracies,  to the extent reasonably practicable.  State Street shall provide all reasonable  assistance to each
     Manager (at the expense of the Manager) to reconcile any outstanding  items and process any necessary adjustments.

10.  RELIANCE ON DATA AND INFORMATION

10.1. In  the  course  of  discharging  its  duties  hereunder  and  subject  to sub-section  10.2, State Street may act in reasonable  reliance on the data and  information  provided  to it by or on behalf  of a  Manager  or by any
     persons  authorized  by  a  Manager  including,   without  limitation,  any
     Third-Party Service Providers or Authorized Data Sources.

10.2. State Street shall perform certain reconciliations,  variance or tolerance checks or other specific forms of data review as specified in Schedule 1 of this Agreement and/or each Service Level Agreement,  as applicable.  Except as  provided  in  the  preceding  sentence,  State  Street  shall  have  no responsibility  for,  or duty to review,  verify or  otherwise  perform any investigation as to the  completeness,  accuracy or sufficiency of any data or  information  provided  by  or  on  behalf  of a  Manager,  any  persons authorized by a Manager,  or any Third-Party  Service  Provider,  including without  limitation  any  Authorized  Data  Sources,  and shall be  without liability for any Damages suffered or incurred by any person as a result of
     State Street  having relied upon and used such  information  in good faith.
     State Street will  promptly  notify a Manager in the event it becomes aware
     that  any  information   received  by  it  is  incomplete,   inaccurate  or
     insufficient,  in a material respect, or in the event of a failure or delay by any person  required  to provide  information  on behalf of a Manager in accordance with this Agreement to State Street.

11.  PROPER INSTRUCTIONS

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11.1. Each Manager  shall  provide  State  Street with a list of such  Manager's
     Authorized  Persons,  which  list  shall  include  the  names,  powers  and signatures of each such person. State Street may rely upon the identity and authority  of such  persons  until  it  receives  written  notice  from the relevant  Manager  to the  contrary  and has  been  afforded  a  reasonable opportunity to act thereon.

11.2. State Street shall follow such Authentication  Procedures as may be agreed upon with each Manager  from time to time for  purposes of  verifying  that purported Proper  Instructions have been originated by an Authorized Person of such Manager.  The Parties acknowledge and agree that the Authentication
     Procedures   agreed  by  the  Parties  have  been  designed  to  provide  a commercially  reasonable degree of protection against certain  unauthorized transactions, but that Authentication Procedures are not designed to detect errors.  Such procedures may include the  introduction of security codes or
     passwords   in  order  that  State   Street  may  verify  that   electronic
     transmissions of instructions have been originated by an Authorized Person.
     Any purported Proper Instruction received by State Street and authenticated in accordance with the applicable  Authentication Procedure shall be deemed to have originated from an Authorized  Person and shall constitute a Proper
     Instruction hereunder for all purposes.

11.3. Except to the  extent  State  Street is  required  to comply  with  agreed
     Authentication  Procedures pursuant to sub-section 11.2 above, State Street shall have no duty to ensure or verify that personnel of a Manager  engaged in investment  activity are  authorized  to do so or that any  instructions received by State Street are duly authorized.

11.4. State Street shall have no  liability to a Manager (or any  Customer)  and shall be indemnified  and held harmless by the Manager from and against any
     Damages that arise:

     11.4.1. as a result of State Street acting upon any (i) Proper  Instruction or  (ii) if a  Proper  Instruction  is not  required  in a  particular circumstance,  any other instruction,  information,  notice,  request, consent,  certificate,  instrument  or other writing that State Street reasonably  believes to be genuine and to be signed or otherwise given by or on behalf of a person authorized to do so by the Manager;

     11.4.2. if a subsequent written  confirmation of an oral Proper Instruction fails to conform to the oral  instructions  received by State  Street, provided that State Street shall promptly seek written confirmation of any oral instruction received by it; or

     11.4.3. from a delay in processing any Proper Instruction that State Street reasonably  deems  to be  incomplete  or  unclear,  provided  that  it promptly seeks confirmation or clarification of such instruction.

11.5. State Street shall have no obligation to act in accordance  with purported
     Proper  Instructions  to the extent  they  conflict  with the terms of this
     Agreement or  applicable  law, rule or  regulation,  and State Street shall have no obligation to ensure that any instruction  received by it would not contravene any such law, rule or regulation.  State Street shall notify the applicable  Manager within a commercially  reasonable  period if the person implementing  the  Proper  Instruction  has  actual  knowledge  of  such  a conflict.

11.6. If a Manager instructs State Street to take any action (including, without limitation,  the  initiation  of legal  proceedings)  that may  involve the payment of money or liability on the part of State

                                       21

     Street,  State  Street may  refrain  from  acting in  accordance  with such instruction  until it has received  indemnity,  security or both reasonably satisfactory  to it and sufficient to hold it harmless from and against any
     Damages that State Street may incur as a result of taking such action.

12.  SIGNATURE AUTHORITY

12.1. Each Manager hereby appoints State Street as its authorized  signatory for the limited  purpose of signing  communications  issued by State  Street on behalf of and in the name of such Manager in connection  with the discharge by State Street of its duties  hereunder.  State Street shall  exercise the foregoing  authority in each instance by one of the following methods:  (i)
     application  of the facsimile  signature of an  authorized  employee of the
     Manager, as the same may be provided by the Manager from time to time; (ii)
     manual or facsimile  signature of an authorized State Street  employee;  or
     (iii) as  otherwise  agreed by the  Manager  and State  Street from time to time.  State Street and each Manager shall at all times maintain an updated list of  State  Street  personnel  authorized  to  exercise  the  signature authority conferred hereby.

12.2. The  authority of State Street  granted  under  sub-section  12.1 above in relation to each Manager shall  commence and be in full force and effect as of the relevant  Effective  Date for each such Manager,  and such authority shall remain in force and be binding up to the time of the receipt by State
     Street of a written  revocation  of said  authority or the  termination  or expiration  of  this  Agreement  (in  relation  to  the  Manager  or in its entirety), whichever occurs first.

13.  COMPLIANCE WITH LAWS AND REGULATIONS

13.1. Each Party shall perform its obligations  hereunder in accordance with all applicable laws, rules and regulations applicable to it.

13.2. Without limiting each Manager's  obligations  under sub-section 13.1, each
     Manager shall:

     13.2.1. comply with all applicable  laws relating to client  identification and the  source and use of  customer  funds  (including  in respect of money laundering and terrorism);

     13.2.2. establish,  maintain and implement policies, procedures and records designed to ensure  compliance  by such Manager  with such  applicable laws;

     13.2.3. provide State Street with sufficient  detailed summary  information of such policies and procedures and such other information  (including the identity and address of Customers and other  information  relating to client  identification and the source and use of Customer funds) as
          State Street may reasonably  request from time to time for the purpose of  permitting  State  Street to  comply  with its  obligations  under applicable  law. State Street and such Manager shall discuss and agree upon specific  information  regarding  the identity of Customers  that
          State Street requires, provided that at all times the level and timing of the disclosure shall be sufficient to permit State Street to comply with its obligations under applicable law; and

                                       22

     13.2.4. certify to State Street  annually that such Manager has implemented its anti-money  laundering program and that such Manager shall perform the specified requirements of its client identification program.

13.3. Each Party shall be  responsible  for  providing  any  required  notice to and/or  obtaining all consents and approvals of (i)  applicable  regulatory bodies  (including  self-regulatory  organizations)  or  (ii)  other  Third
     Parties,  that are necessary for the performance of its  obligations  under this Agreement.  Each Manager shall inform State Street of any restrictions or  conditions  imposed  on it which  may  affect  the  manner in which the
     Services are rendered by State Street.

13.4. Each Manager shall be  responsible  for providing any required  notices to and/or  obtaining any required  consents and approvals of its Customers and any  applicable  regulatory  or  self-regulatory  bodies for the release of
     Customer Data to State Street or any cross-border transmissions of Customer
     Data to State Street that may be required in connection  with the provision of the Services.  To the extent practicable,  State Street and each Manager shall  format  Customer  Data in a manner that  permits its release  and/or transmission  under  applicable  data  protection  laws and  regulations or exempts such release and/or transmission from such laws and regulations.

13.5. Each  Manager  shall  provide  State  Street  with  written  notice of any
     applicable   security  or   confidentiality   obligations   or  disclosure,
     notification or consent  requirements  applicable to the use or transfer of the Customer Data transmitted to State Street.

14.  NOTIFICATION OF MATERIAL ADVERSE EVENTS

14.1. Each Manager, promptly upon knowledge, shall notify State Street and State
     Street, promptly upon knowledge, shall notify each Manager of:

     14.1.1.  any  notice  of  violation  of  any  applicable   laws,  rules  or
          regulations,   orders,   judgments  or  decrees   promulgated  by  any
          regulatory, self-regulatory, administrative or judicial authority that relates  to the  performance  of the  Services  or  which  may  have a material  adverse  effect on its  ability  to  fulfill  its duties and obligations under this Agreement; or

     14.1.2.   the   commencement   of  any   litigation   or  any   regulatory,
          self-regulatory,    administrative    or   judicial    proceeding   or
          investigation adverse to such Party that relates to the performance of the  Services  or which  may have a  material  adverse  effect  on its ability to fulfill its duties and obligations under this Agreement; or

     14.1.3. Any other  event  relating  to such Party which may have a material adverse  effect on its ability to perform the  Services or fulfill its duties and obligations under this Agreement, as the case may be.

15.  STANDARD OF CARE; LIMITATION OF LIABILITY

15.1. State Street shall at all times exercise reasonable care and diligence and act in good faith in the  performance  of its duties  hereunder;  provided, however,  that State Street shall be without liability to a Manager for any
     Damages arising out of or relating to the performance or non-performance of its duties under this Agreement unless caused by its own negligence, fraud, bad faith,  willful default or willful misconduct or that of its Delegates.
     State Street shall be responsible  for the

                                       23

     performance  of  only  such  duties  as are  expressly  set  forth  in this
     Agreement and shall have no responsibility for the acts or omissions of any other person  (save its  Delegates),  including,  without,  limitation  any
     Third-Party  Service  Providers.  In no event shall State Street assume any liability as a principal in relation to any investment  activity undertaken by a Manager.

15.2. State  Street  shall  exercise   reasonable  care  in  the  selection  and
     engagement  of Third  Parties with whom it  contracts  for  technology  and services  used to  provide  the  Services,  including  without  limitation,
     Authorized Data Sources.

15.3. Each Manager,  severally  but not jointly,  hereby  indemnifies  and holds
     State  Street  harmless  from and against any  Damages  (including  without limitation  reasonable  legal fees) which State Street may incur or sustain in  connection  with the  performance  of its duties for such Manager under this  Agreement,  except  to  the  extent  resulting  from  State  Street's negligence, fraud, bad faith, willful default or willful misconduct or that of its Delegates in the discharge of its duties hereunder.

15.4. State  Street shall have no liability to a Manager or any other person and each  Manager,  severally but not jointly,  shall  indemnify and hold State
     Street  harmless from and against any Damages  resulting  from or caused by
     (i) State Street's good faith reliance on the accuracy and  completeness of the Historic Records in respect of such Manager or (ii) any act or omission of such  Manager or any other person  (including  any  predecessor  service provider to the Manager) prior to the relevant  Effective Date,  including, for avoidance of doubt,  any Claim  asserted on or after the Effective Date that  arises from events  (including  any act or omission of such  Manager)
     occurring prior to the Effective Date.

15.5. State Street's  duties  hereunder do not include any obligation to monitor compliance by a Manager or any other person whatsoever with any restriction or guideline imposed by its constitutive  documents, by contract or by law, regulation or otherwise  with regard to the investment of the assets of the
     Customers  or the  investment  activity of the  Manager.  In no event shall
     State Street have any duty to enforce  compliance by a Manager or any other person whatsoever with any such restrictions or guidelines.

15.6. In no event shall any Party be liable for any Damages arising by reason of the  occurrence of a Force Majeure Event (as defined in  sub-section  16.2)
     that prevents,  hinders or delays it from or in performing its  obligations under this Agreement.

15.7. In no event shall any Party be liable for any Damages incurred or suffered by another Party at any time as a result of the failure of such other Party to comply with the laws or regulations of any country or jurisdiction.  For avoidance of doubt,  the  preceding  sentence  shall not relieve a Party of liability to the extent such other  Party's  failure to comply with any law or regulation is the direct result of the first Party's negligence,  fraud, bad faith,  willful  default or willful  misconduct in the discharge of its duties hereunder.

15.8. The  Indemnifying  Party under this Agreement  shall,  at its expense,  be entitled to control and direct the  investigation and defense of any Claim.
     The  Indemnifying  Party  shall  have the  right to settle  any such  Claim without the consent of the Indemnified  Party provided that such settlement
     (i) fully releases the Indemnified Party from any liability and provides no admission of wrongdoing, and (ii) does not subject the Indemnified Party to any additional  obligation,  whether  financial or otherwise.  In the event that any such  settlement  does not meet the  requirements  of (i)

                                       24

     and (ii) above,  then the Indemnified Party must consent to such settlement in writing, which consent shall not be unreasonably  withheld,  conditioned or delayed. The Indemnified Party may participate in the defense of a Claim with counsel of its own choosing at its cost and expense.

15.9. IN NO EVENT SHALL ANY PARTY HAVE ANY  LIABILITY TO ANY OTHER PARTY FOR ANY
     INDIRECT,  CONSEQUENTIAL,  INCIDENTAL,  EXEMPLARY,  PUNITIVE,  ENHANCED  OR
     SPECIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER,  ARISING OUT OF OR IN ANY
     MANNER RELATING TO THIS AGREEMENT,  THE PERFORMANCE OR BREACH HEREOF OR THE
     SUBJECT  MATTER  HEREOF,  WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF, OR
     OTHERWISE MIGHT OR SHOULD HAVE  ANTICIPATED,  THE POSSIBILITY OR LIKELIHOOD
     OF SUCH DAMAGES. THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SUB-SECTION
     SHALL APPLY  REGARDLESS  OF THE FORM OF ACTION IN WHICH A CLAIM IS BROUGHT,
     WHETHER IN CONTRACT,  TORT (INCLUDING WITHOUT LIMITATION  NEGLIGENCE OF ANY
     KIND, WHETHER ACTIVE OR PASSIVE),  WARRANTY,  STRICT LIABILITY OR ANY OTHER
     LEGAL OR  EQUITABLE  GROUNDS,  AND SHALL  SURVIVE  FAILURE OF AN  EXCLUSIVE
     REMEDY.

15.10. Middle  Office  Services  Limitations  on  Liability.  In addition to the provisions set forth herein above at sub-section 15.1 to sub-section  15.9, the following  limitations on liability apply to State Street's performance of Middle Office Services.  For the sake of clarity, the limitations listed herein do not apply to State Street's  provision of Front Office Technology
     Services,   which  are  set  forth  in  sub-section  15.11.   Further,  the
     limitations set forth in this  sub-section  15.10 apply in addition to, and not in lieu of, the provisions set forth in sub-section 15.1 to sub-section
     15.9.

     15.10.1.  State  Street  shall  have  no  liability  for the  operation  or functionality of any Third Party data access or communication software
          (excluding  any  such  software  which  forms  part  of  the  In-Scope
          Technology)  that State  Street is required to use in order to send or
          receive   electronic   instructions  or   transmissions  of  data  and
          information to or from Third Parties,  including,  without limitation,
          Third-Party Service Providers.

     15.10.2. State  Street's  failure to provide the Middle Office  Services in accordance  with the terms of this  Agreement  shall be  excused,  and
          State Street shall have no liability on account thereof, to the extent that such  failure  results  from a  Manager's  failure to fulfill its obligations hereunder.

15.11. Front Office Technology Services Limitations on Liability. In addition to the provisions  set forth herein above at  sub-section  15.1 to sub-section
     15.9,  and  subject  to  sub-section  3.5,  the  following  limitations  on liability  apply to State  Street's  provision of Front  Office  Technology
     Services.  For the sake of clarity,  the  limitations  listed herein do not apply to State Street's  performance of Middle Office  Services,  which are set forth in Section  15.10.  Further,  the  limitations  set forth in this sub-section  15.11 apply in addition to, and not in lieu of, the provisions set forth in sub-section 15.1 to sub-section 15.9.

     15.11.1.  State  Street   shall  have  no  liability   for  the   accuracy,
          completeness  or  timeliness  of any Manager  Data or for any decision made or action taken by a Manager in reliance upon any Manager Data or other information obtained from Linedata and/or Linedata's  technology and/or systems.  Each Manager severally,  but not jointly,  shall hold
          State

                                       25

          Street harmless from and against any Damages  resulting from or caused by any such  decision or action  made or taken in  reliance  upon such
          Manager Data.

     15.11.2. State Street  shall have no liability  and shall be held  harmless and indemnified  against any Damages resulting from the unavailability
          of  or  latencies   attributable  to  the  Internet  or  other  public
          telecommunications   infrastructure   or  use  of  the  Front   Office
          Technology  Service or Linedata  technology  in any manner  other than that set forth in this Agreement.

     15.11.3.  State  Street  shall  have  no  liability  for the  operation  or functionality  of  the  Linedata  technology  and  systems,  provided, however,  that in the event that a Manager  cannot access the Linedata technology and/or systems, the Manager shall communicate same to State
          Street  and State  Street  shall  use  reasonable  diligence  to cause
          Linedata  to  restore  the  Linedata  technology  and/or  systems,  as applicable as soon as reasonably practicable.

          In the event the Linedata  technology and/or systems are not available for a period of ten (10)  consecutive  business days, State Street may terminate  the  appointment  of Linedata and the Parties  shall have a commercially  reasonable period, not to exceed ten (10) business days, to  mutually  develop  an  alternative  arrangement  for  the  use  of technology or systems  similar to the Lindata  technology and systems.
          In the  event  the  Parties  cannot,  after  ten (10)  business  days, mutually  agree  upon  an  alternative  arrangement  for  the  use  of technology or systems similar to the Linedata  technology and systems, a Manager  may  terminate  this  Agreement  only with  respect  to the
          Services provided to it in accordance with Section 27.3.2.4.

     15.11.4.  State  Street's  failure to provide the Front  Office  Technology
          Services  in  accordance  with the  terms of this  Agreement  shall be excused,  and State Street shall have no liability on account thereof, to the extent that such failure  results  from a Manager's  failure to fulfill its obligations hereunder.

     15.11.5. Each  Manager  and State  Street  acknowledge  and agree that each
          Manager's sole remedy for a failure of Front Office Technology Service access and failure of the Front Office  Technology  Service to perform as  warranted  as set forth in Section  5.9,  subject  to  sub-section
          15.11.3,  above,  shall be the correction of any such failure within a commercially reasonable period.

     15.11.6. Each  Manager and State  Street  acknowledge  and agree that State
          Street's  aggregate  liability for Damages  relating to the failure of the Front Office Technology  Services shall not exceed an amount equal to the sum of (i) all fees paid by State  Street  to its front  office technology  provider in relation to the  Services  provided  hereunder during the twelve (12) month  period  preceding  the date of the Claim giving rise to Damages (the  "Liability Cap  Measurement  Period") and
          (ii) the Fee  Savings.  In the event that State  Street  invokes  this
          Section  15.11.6,  State Street  shall  provide a  certification  with respect  to the  amount  of the  Fee  Savings.  As used  herein,  "Fee
          Savings"  shall mean an amount equal to any savings  realized by State
          Street during the Liability Cap Measurement  Period as a direct result of any reduction to the monthly  charge payable by State Street to its front office  technology  provider relative to the monthly charge that is  payable  for  the  services  hereunder  as of  the  date  of  this
          Agreement.

                                       26

     15.11.7. Each Manager,  jointly and not severally,  shall be liable for the
          Manager  Data  provided in  connection  with Front  Office  Technology
          Services  that:  (a) infringes or violates any  intellectual  property
          rights,   publicity/privacy   rights,   laws  or  regulation,   or  is
          defamatory,  harmful to minors,  obscene  or child  pornographic;  (b)
          contains  any  viruses or  programming  routines  intended  to damage, surreptitiously  intercept or expropriate any system, data or personal information; or (c) is materially false or misleading.

     15.11.8. Each Manager, jointly and not severally,  shall indemnify and hold
          State  Street  harmless  from and against  any and all losses,  costs,
          damages,   liabilities  or  expenses  (including  without  limitation, reasonable  attorney's  fees)  arising  from  any  third  party  claim resulting  from  its  misuse  or use of the  Front  Office  Technology
          Services.

16.  FORCE MAJEURE EVENT

16.1. If a Party is prevented,  hindered or delayed from or in performing any of its  obligations  under this Agreement by a Force Majeure Event (as defined below) then:

     16.1.1. its obligations under this Agreement shall be suspended for so long as the Force Majeure Event continues but only to the extent that it is so prevented, hindered or delayed;

     16.1.2. as soon as reasonably  practicable after  commencement of the Force
          Majeure Event it shall give notice in writing of the occurrence of the
          Force Majeure  Event,  the date of  commencement  of the Force Majeure
          Event and the  effects of the Force  Majeure  Event on its  ability to perform its obligations under this Agreement; and

     16.1.3. as soon as reasonably  practicable after the cessation of the Force
          Majeure  Event it shall give notice in writing of the cessation of the
          Force Majeure Event and shall resume  performance  of its  obligations under this Agreement.

16.2. For the purposes of this Section 16 and sub-section  15.6,  "Force Majeure
     Event" means any event beyond the reasonable  control of a Party including, without  limitation,  acts of  God,  war,  terrorist  action,  riot,  civil
     commotion,   rebellion,   general   labor   stoppage,    interruptions   in
     telecommunications   or  utilities   services,   acts  of  any  government,
     regulatory or any other  competent  authority or compliance with any law or governmental  or regulatory  order,  rule,  regulation  or  direction.  For avoidance of doubt,  provided  that State Street has  exercised  reasonable care and diligence and complied with its obligations under sub-section 15.3 and Section 16 below,  a Force  Majeure  Event shall  include any  failure, malfunction  or  error of any  Third  Party  telecommunications,  computer, network,  or other  electrical,  mechanical or  technological  application, service,  network  connectivity,  other  interconnection  problems,  theft, unauthorized access,  operator error or system or any computer virus to the extent the same is beyond State Street's reasonable control.

16.3. Each Party hereto shall use all reasonable efforts to mitigate the effects of any Force Majeure Event.

16.4. After ninety (90)  consecutive  days of a Force  Majeure  Event  affecting
     State  Street,  each Manager  may, in its sole  discretion,  terminate  its obligations hereunder without further liabilities.

                                       27

17.  CONTINGENCY MEASURES

17.1. State Street shall at all times  maintain and regularly  test the adequacy of business contingency and disaster recovery plans that include the use of a back-up  facility and systems,  documented  recovery  plans  covering all areas  of  operations,  vital  records  protection  and  identification  of
     alternative  service  providers.   State  Street  shall  take  commercially
     reasonable  measures to maintain and periodically test its back-up facility and systems for its use following  the  occurrence of an event that results in an interruption or suspension of the Services.

17.2. State  Street  shall at all times  employ a current  version of one of the leading  commercially  available virus detection  software programs to test the hardware and software  applications  used by it to deliver the Services for the presence of any computer code designed to disrupt,  disable,  harm, or otherwise impede operation.

18.  INTERNAL CONTROLS REVIEW

     State  Street  shall  retain a firm of  independent  auditors to perform an audit by the end of the first full  calendar  year  following the Effective
     Date and at least  every  twelve  (12) months  thereafter  of the  internal controls and procedures  employed by State Street in the performance of the
     Services and to issue a detailed report  thereon.  Such audit will meet the standards  of the  American  Institute  of  Certified  Public  Accountants'
     Statement  on  Auditing  Standards  No. 70,  Reports on the  Processing  of
     Transactions  by Service  Organizations  ("SAS  70").  State  Street  shall promptly deliver to each Manager a copy of each such report upon request.

19.  INSURANCE

     State  Street  (or an  Affiliate)  shall  at all  times  maintain  in force insurance  coverage  relating  to the  provision  of the  Services by State
     Street  hereunder.  Insurance  shall be carried in such  amounts  and shall cover  such  risks as State  Street (or such an  Affiliate)  shall,  in its discretion,  deem reasonable and appropriate taking into account the nature of its business,  the  associated  risks and the cost and  availability  of insurance.  A memorandum outlining State Street's insurance coverages as of the date hereof is attached as Exhibit 2 hereto.

20.  FEES AND EXPENSES

     In  consideration  for the provision of the Services by State Street,  each
     Manager shall pay to State Street the fees and shall reimburse State Street for the expenses set forth in the Middle  Office  Services and Front Office
     Technology Services fee schedules (together,  the "Fee Schedules") attached hereto,  in the case of the Initial Manager,  or attached to the applicable
     Instrument  of  Accession  of  any  other  Manager.   Notwithstanding   the
     foregoing,  unless otherwise agreed by State Street and each Manager,  each
     Manager  shall pay the fees in the Front  Office  Technology  Services  Fee
     Schedule to Linedata  directly.  State Street  hereby  retains the right to renegotiate  the Fee  Schedules  in the  event of a change  in a  Manager's
     investment  activity  (including  strategy,  techniques,   transactions  or
     volumes),  business  locations,   technology  architecture  or  operational
     processes that results in (i) a material increase in the resources required by State Street to provide the  Services,  (ii) a material  increase in the cost of  providing  the  Services or (iii) a material  reduction in the net revenue received by State Street for the provision of the Services.

                                       28

21.  TAXES

21.1. Each Manager shall be responsible for any sales, use, excise, value-added, services, consumption, withholding or other similar tax that is assessed on the  provision of the Services (or any part thereof)  hereunder  except for any tax  imposed on the net income of State  Street.  If any  deduction  or withholding  on any payment due to State  Street  hereunder  is required by law, each Manager will pay such  additional  amounts as may be necessary in order that the net amounts  received by State Street,  after such deduction or withholding, will equal the amounts that would have been received had no such withholding or deduction been required;  provided, that the obligation of the  Manager  to pay  such  additional  amounts  will  not  apply to any deduction  or  withholding  for any tax  imposed on the net income of State
     Street.

21.2. In  the  event  that  a  sales,  use,  excise,   value  added,   services,
     consumption,  withholding  or other similar tax is payable on the provision of one or more parts of the Services, the relevant Manager and State Street shall  segregate  the fees payable in respect of the Services into separate payment streams for taxable Services and non-taxable Services.

22.  RELATIONSHIP MANAGERS

22.1. Following  the signing of this  Agreement,  State  Street and each Manager shall each appoint a relationship manager (each, a "Relationship Manager").
     At  their  election,  some or all of the  Managers  may  appoint  a  single
     Relationship Manager to represent such Managers.  The Relationship Managers shall meet on a regular basis, no less  frequently  than quarterly,  unless otherwise mutually agreed. Any meeting of the Relationship  Managers may be held in person, by telephone,  teleconference or in any other manner as the
     Relationship Managers shall mutually agree upon.

22.2. State  Street shall  provide to the  Relationship  Managers  copies of the
     Monthly  Services  Reports showing the  performance  levels achieved by the
     Parties  in  discharging   their   obligations   under  the  Service  Level
     Agreements.

22.3. The  Relationship  Managers  shall be  responsible  for  oversight  of the performance of the Services;

     22.3.1.  oversight of the  performance  by State  Street,  each Manager and
          Third Parties of their duties under the Service Level Agreement;

     22.3.2.  determining  when  and  where  revisions  need  to be made to this
          Agreement and to the Service  Level  Agreement(s)  to more  adequately meet or address the service  requirements of the Managers from time to time;

     22.3.3.  determining  when  (i)  a  new  or  additional  service,   (ii)  a
          modification  of or change in any of the  Services,  (iii) a change in the  means or  manner in which the  Services  are  provided  or (iv) a change in the location from or to which the Services are provided,  is necessary as a result of changes in any  applicable law or regulation;
          and

     22.3.4.  resolution  of  disputes  referred  to the  Relationship  Managers pursuant to sub-sections 4.7 and 7.4 above.

                                       29

23.  REPRESENTATIONS AND WARRANTIES OF STATE STREET

23.1. State Street represents and warrants to each Manager that:

     23.1.1.  it is a trust  company  validly  existing  under  the  laws of the
          Commonwealth of Massachusetts,  and has all requisite  corporate power and  authority  to  undertake  and perform its duties and  obligations under this Agreement;

     23.1.2. it has taken  all  necessary  corporate  action  to  authorize  the execution and delivery of this  Agreement and the  performance  of its obligations hereunder;

     23.1.3. when duly executed and delivered,  the Agreement will  constitute a valid and binding obligation of State Street enforceable against State
          Street in accordance with its terms,  except as enforceability  may be
          limited  by  applicable  bankruptcy,  insolvency,   reorganization  or
          similar  laws and except as  enforceability  may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

     23.1.4. the execution and delivery of this Agreement and the performance by
          State Street of its  obligations  hereunder will not (i) conflict with any  provision of its  constitutive  documents,  (ii) conflict with or constitute a material  breach of or default (with or without notice or lapse of time or both) under any provision of any document, instrument or  agreement  to which State  Street is a party or by which it may be bound,  or (iii)  conflict with or violate any law, rule or regulation or any  judgment,  order,  writ,  injunction  or decree to which State
          Street is a party or by which it may be subject or bound;

     23.1.5. there are no actions,  suits,  proceedings or investigations at law or in equity  before or by any  regulatory  authority  or  judicial or administrative  court or agency,  pending or threatened  against State
          Street in which an  unfavorable  decision,  ruling or finding  against
          State Street would impair State Street's ability to perform its duties and obligations under this Agreement;

     23.1.6. except as obtained and in effect on the date  hereof,  no consents, authorizations,  approvals,  licenses or filings are required by State
          Street from or with any regulatory  authorities in connection with the execution and delivery of the Agreement and the  performance  by State
          Street of its obligations hereunder; and

     23.1.7. to the  extent  that U.S.  federal  securities  laws apply to State
          Street in its performance of the Services, the core operating policies and  procedures  of State  Street  which are subject to those  federal securities  laws and  which  relate  to the  Services  are  reasonably
          designed  to  prevent  and/or  detect   violations  of  U.S.   federal
          securities laws.

24.  REPRESENTATIONS AND WARRANTIES OF EACH MANAGER

24.1. Each Manager represents and warrants to State Street (on a several and not joint basis) that:

                                       30

     24.1.1. it is a duly  constituted,  validly  existing and in good  standing under the laws of its  jurisdiction of formation and has all requisite corporate  power and authority to undertake and perform its duties and obligations under this Agreement;

     24.1.2. it has taken all  necessary  action to authorize  the execution and delivery of this  Agreement  and the  performance  of its  obligations hereunder;

     24.1.3. when duly executed and delivered,  the Agreement will  constitute a valid and binding  obligation of the Manager  enforceable  against the
          Manager in accordance with its terms,  except as enforceability may be
          limited  by  applicable  bankruptcy,  insolvency,   reorganization  or
          similar  laws and except as  enforceability  may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

     24.1.4. the execution and delivery of this Agreement and the performance by the Manager of its  obligations  hereunder  will not (i) conflict with any  provision of its  constitutive  documents,  (ii) conflict with or constitute a breach of or default (with or without  notice or lapse of time or both)  under any  provision  of any  document,  instrument  or agreement to which the Manager is a party or by which it may be bound, or (iii)  conflict  with or violate any law, rule or regulation or any judgment,  order, writ, injunction or decree to which the Manager is a party or by which it may be subject or bound;

     24.1.5. there are no actions,  suits,  proceedings or investigations at law or in equity  before or by any  regulatory  authority  or  judicial or administrative  court or agency,  pending or  threatened  against  the
          Manager in which an unfavorable  decision,  ruling or finding  against the Manager would impair the  Manager's  ability to perform its duties and obligations under this Agreement; and

     24.1.6. except as obtained and in effect on the date  hereof,  no consents, authorizations,  approvals,  notifications,  licenses  or filings  are required by the Manager  from or with any  regulatory  authorities  in connection  with the  execution  and delivery of the Agreement and the performance by the Manager of its obligations hereunder.

25.  CONFIDENTIALITY

25.1. All Confidential  Information  provided by State Street or a Manager shall be used by the other Party solely for the purpose of rendering or receiving
     Services,  as the case may be,  pursuant  to this  Agreement  or  otherwise discharging  its  obligations  hereunder and,  except as may be required to carry out this Agreement, shall not be disclosed to any Third Party without the prior consent of the Party providing the information.  For avoidance of doubt,  nothing in this  sub-section  25.1 shall prohibit State Street from disclosing  Confidential  Information to its Delegate(s) provided each such
     Delegate is bound in writing by the same restrictions  regarding ownership, use  and  disclosure  of  such  information  as if  it  were  State  Street hereunder.  Nothing herein shall be construed to prohibit State Street or a
     Manager from  disclosing  Confidential  Information  when and to the extent
     required   to  do  so  by  any   regulatory   authority,   by  judicial  or
     administrative  process or otherwise by applicable law, rule or regulation, provided and if permitted  by law,  the  disclosing  Party has notified the other Parties of such  requirement to disclose and has cooperated  with the other Parties' efforts to resist, limit or delay disclosure.

                                       31

25.2. Notwithstanding  the  foregoing,  and  subject  to  laws  and  regulations relating to privacy and  protection of consumer  information,  State Street may  aggregate  Customer  Data  with  similar  data of other  State  Street customers  and may use such  aggregated  data for purposes of  constructing statistical  models so long as such aggregated data is sufficiently large a sample  that no  Customer  Data can be  identified  either  directly  or by inference or implication.

25.3. Each Party  acknowledges that the disclosure to any  non-authorized  Third
     Party of Confidential Information or the use of Confidential Information in
     violation  of this  Agreement,  will  immediately  give rise to  continuing irreparable injury inadequately compensable in damages at law, and that the affected Party is thereby entitled to seek and obtain immediate  injunctive relief against any such disclosure or any threatened disclosure.

25.4. State  Street shall  maintain  during the Term a  commercially  reasonable information  security program to protect Customer Data, which program shall
     include  administrative,   technical,  and  physical  safeguards  that  are
     designed:  (i) to ensure the security and confidentiality of Customer Data;
     (ii) to protect against any anticipated  threats or hazards to the security or integrity of such Customer Data including  appropriate measures designed to meet  guidelines  under U.S.  law with  respect to  non-public  personal information  and that require the  implementation  of a security  system as described below; and (iii) to protect against unauthorized access to or use of Customer Data.

25.5. If any literature,  including, but not limited to, brochures,  advertising materials,  web site  contents  and  marketing  materials,  issued by or on behalf of a Manager  contains any  reference  to State  Street  (other than
     literature  merely   identifying  State  Street  as  providing   investment
     administration services to the Manager) or if any such literature issued by
     State Street  contains any  reference to a Manager  (other than  literature merely  identifying  a Manager as a  customer  of State  Street),  then the relevant Manager or State Street, as the case may be, will obtain the other
     Party's prior written  consent to such reference  before its publication in any  form.  No Party  to this  Agreement  shall  use the  service  marks or trademarks of another Party without its prior written consent.

26.  RECORDS AND AUDIT RIGHTS

26.1. State Street is authorized to maintain all records,  accounts,  registers, books and other  documents and  information  on magnetic tape or disc or in accordance  with any other  mechanical or electronic  system  provided that they are capable of being  reproduced  in legible form in  accordance  with applicable laws.

26.2. State  Street  agrees that all Customer  Data it  maintains  for a Manager shall at all times  remain the  property of the  Manager,  shall be readily accessible during normal business hours, and shall be promptly  surrendered upon the  termination  of this  Agreement or otherwise on written  request.
     State Street  further agrees that all Customer Data that it maintains for a
     Manager will be preserved for a period of seven years, unless any such data
     is  earlier   surrendered  as  provided  above.   Customer  Data  shall  be
     surrendered  in  usable  machine-readable  form.  For  avoidance  of doubt, archived  Customer  Data  not  maintained  by State  Street  as part of the then-current  electronic  account  records  in  respect  of the  Investment
     Accounts shall not be surrendered upon termination and shall be retained by
     State Street subject to and in accordance with the terms of Sections 25 and
     26;  provided,  however,  that State Street agrees to provide such archived

                                       32

     Customer Data to a Manager  promptly  upon request by such  Manager.  State
     Street shall have the right to retain  copies of all Customer  Data subject to observance of its confidentiality obligations under this Agreement.

26.3. To the extent  required by applicable  law,  rule or  regulation  and upon request of a Manager (which shall include reasonable advance notice), State
     Street shall allow a Manager's  regulators or  supervisory  authorities  to perform  periodic  on-site audits as may be reasonably  required to examine
     State  Street's   performance  of  Services  and  State  Street's  internal
     controls, security and disaster recovery plans and systems.

26.4. Upon request of a Manager (which shall include reasonable advance notice),
     State Street shall allow such Manager and its auditors  (including internal audit staff and  external  auditors)  and  compliance  personnel to perform periodic  on-site  audits as may be  reasonably  required to examine  State
     Street's  performance  of Services and State  Street's  internal  controls, security and disaster recovery plans and systems.

26.5. Notwithstanding  the audit and inspection  rights conferred by sub-section
     26.4, State Street reserves the right to impose  reasonable  limitations on the number, frequency, timing and scope of audits and inspections requested by the Managers  pursuant to sub-section  26.4 so as to prevent or minimize any potential  impairment or disruption of its  operations,  distraction of its  personnel  or  breaches  of  security  or  confidentiality;  provided, however, that State Street may not limit the number, frequency or timing of audits and inspections by regulatory bodies with supervisory authority over a  Manager.  In  addition,  State  Street  shall be  entitled  to  impose a commercially  reasonable per person hourly charge for the  cooperation  and assistance of its  personnel in connection  with any audit in excess of two
     (2) in any twelve (12) month period; provided, however, that no such charge may be imposed in connection with any audit or inspection by any regulatory body with  supervisory  authority  over a  Manager.  Nothing  contained  in
     Section 26 shall  obligate  State Street to provide  access to or otherwise disclose: (i) any information that is unrelated to the relevant Manager and the provision of the Services to such Manager;  (ii) any information  which
     is  treated  as  confidential   under  State  Street  corporate   policies,
     including,  without limitation,  internal audit reports, compliance or risk management plans or reports,  work papers and other reports and information relating to management functions; or (iii) any other documents,  reports or other  information that State Street is obligated to maintain in confidence as a matter of law, rule or regulation.  In addition,  any access  provided hereunder to technology shall be limited to a demonstration by State Street of the  functionality  thereof and a reasonable  opportunity to communicate with State Street personnel regarding such technology.

27.  TERM; TERMINATION

27.1. This  Agreement  shall become  effective as of the Effective  Date,  shall continue  in full force and  effect for an initial  term of three (3) years
     (the "Initial  Term") and shall  automatically  renew for an additional one year term from  year to year  thereafter  unless  otherwise  terminated  in accordance with the provisions of this Section 27.

27.2. Upon termination of this Agreement with respect to a Manager, such Manager shall pay to State Street upon demand fees and reimbursable costs, expenses and disbursements  then due and payable to State Street hereunder as of the date of such termination.

                                       33

27.3. A Manager may terminate the  appointment of State Street as to itself only and pursue any remedies available to it:

     27.3.1.  following  expiration of the Initial Term, by giving not less than
          180 days' notice in writing to expire at any time.

     27.3.2. with  immediate  effect at any time prior to or  subsequent  to the expiry of the Initial Term if:

          27.3.2.1. State Street shall generally not pay its debts as such debts become due, or shall  admit in writing its  inability  to pay its debts  generally,  or shall  make a  general  assignment  for the benefit of creditors; or any proceeding shall be instituted by or against  State  Street  seeking to  adjudicate  it a bankrupt  or insolvent,  or seeking liquidation,  winding up,  reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy,  insolvency or reorganization  or relief of debtors,  or seeking the entry of an order for relief or the  appointment of a receiver,  trustee,  or other similar  official for it or for any substantial part of its property;  or State  Street  shall take any  corporate  action to authorize any of the preceding actions;

          27.3.2.2.  State Street shall  commit any material  breach  hereunder, which breach,  although capable of remedy,  has not been remedied by State Street  within  thirty (30) days of written  notice by a
               Manager;

          27.3.2.3. State Street has consistently  failed to meet its duties and obligations  under the  relevant  Service  Level  Agreement  in a material  respect and such  failure has not been  resolved by the
               Relationship  Managers or the  Executive  Officers in  accordance with sub-section 7.6 above; or

          27.3.2.4. in accordance with sub-section  15.11.3, the Parties are not able to,  within the time frames  specified in that  sub-section, mutually agree upon an alternative  arrangement for the provision of technology and systems similar to the Linedata  technology and systems.

     27.3.3. A Manager may terminate this Agreement with effect on the expiry of the  Initial  Term by giving  ninety (90) days prior  written  notice, provided,  however,  that  termination  of the Services by the Initial
          Manager shall be deemed to be a termination of this Agreement by every
          Manager.

27.4. Subject  to  sub-sections  27.5  and 27.6  below,  State  Street  shall be entitled to resign its appointment hereunder in respect of a Manager:

     27.4.1.  following  expiration of the Initial Term, by giving not less than
          270 days' notice in writing to the Manager to expire at any time.

     27.4.2. with immediate effect any time prior to or subsequent to the expiry of the Initial Term if:

                                       34

          27.4.2.1. such Manager shall generally not pay its debts as such debts become due, or shall  admit in writing its  inability  to pay its debts  generally,  or shall  make a  general  assignment  for the benefit of creditors; or any proceeding shall be instituted by or against  the  Manager  seeking to  adjudicate  it a  bankrupt  or insolvent,  or seeking liquidation,  winding up,  reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy,  insolvency or reorganization  or relief of debtors,  or seeking the entry of an order for relief or the  appointment of a receiver,  trustee,  or other similar  official for it or for any substantial part of its property;  or the  Manager  shall  take any  corporate  action to authorize any of the preceding actions;

          27.4.2.2.  such  Manager  shall  commit  a  material  breach  of  this
               Agreement,  which  breach has not been  remedied  by the  Manager within thirty (30) days of written notice by State Street;

          27.4.2.3. the Manager has consistently  failed to meet its obligations and duties under the relevant Service Level Agreement in a manner that impairs State  Street's  ability to provide the Services and such failure has not been resolved by the  Relationship  Managers or Executive  Officers in accordance with  sub-section 7.6 above;
               or

27.5. Upon notice of  termination  of this  Agreement with respect to a Manager,
     State  Street and such  Manager,  or  Managers,  as the case may be,  shall cooperate  to effect an orderly  transition  of State  Street's  duties and responsibilities  hereunder  to a new  service  provider  selected  by  the
     Manager  or  to  the  Manager  as  soon  as  reasonably  practicable.  Such cooperation shall include the development and implementation by the Parties of a conversion  plan for the orderly  migration of the  Services.  If such cooperation  by State  Street  requires  State  Street to use  resources in addition to the resources  then  regularly  used in the  performance of the
     Services,  then the Manager(s)  shall pay State Street for such  additional resources at commercially reasonable rates.

27.6. Subject to the order, consent or approval of any bankruptcy court or other governmental  authority,  if so required,  a Manager may elect,  by written notice to State  Street  delivered  within  fifteen  (15) days of notice of termination of this Agreement by any Party with respect to such Manager, to have this  Agreement  remain in effect for an  additional  one  hundred and twenty  (120) day period (the  "Extension  Period")  after the  termination date. During the Extension Period, State Street shall perform such services as the Parties in good faith agree are  reasonably  necessary to facilitate the orderly transition of the Services to the successor service provider or to the Manager (the  "Extension  Period  Services").  The Extension  Period
     Services shall be provided under the terms and  conditions,  and subject to payment of the fees and charges,  applicable to the performance of Services under this Agreement on the date of notice of termination (or, with respect to any  services  that are not then  Services,  as may be  agreed to by the
     Parties in good faith);  provided,  that, State Street shall have the right to  condition  its  performance  of the  Extension  Period  Services on the
     provision  by  the  Manager  of  some   assurance  of  payment   reasonably
     satisfactory to State Street (including  without limitation the delivery to
     State Street of a letter of credit or the  establishment  by the Manager of an escrow account at a reputable  bank in a sufficient  amount to guarantee the Manager's  payment of the fees for the Extension Period  Services).  If the Manager requests that State Street further extend the Extension Period,
     State

                                       35

     Street may at its sole  discretion,  but is not  obligated  to,  agree to a further  extension of the Extension  Period upon such terms and conditions, and subject to payment of such fees and charges, as may be mutually agreed.

27.7. In the event this  Agreement is  terminated  by State  Street  pursuant to sub-section  27.4.2.1 or otherwise for non-payment of fees,  State Street's provision  of  Extension  Period  Services  shall be  subject  to the prior payment by the relevant  Manager(s) of all outstanding amounts due to State
     Street under this  Agreement.  State Street may also  require,  at its sole discretion,  the posting of a bond or other surety to guarantee  payment of
     State Street's  anticipated  charges and reimbursable  expenses  associated with its provision of the Extension Period Services.

28.  NOTICES

     All  notices,   requests,  demands  and  other  communications  under  this
     Agreement  (other  than  routine  operational   communications  and  Proper
     Instructions   received  in  accordance   with  an  agreed   Authentication
     Procedure)  shall be in  writing  and shall be deemed  duly  given (i) when delivered  by  hand,  (ii)  when  delivered  by  facsimile  (provided  that confirmation of receipt is obtained),  (iii) on the next business day after being sent by overnight courier service for next business day delivery,  or
     (iv) on the third  business day after being sent by certified or registered mail, return receipt requested, in each case to the applicable Party at the address  or  facsimile  number  specified  below  or  in an  Instrument  of
     Accession (or such other address or facsimile number as a Party may specify by written notice in accordance with this Section 28 from time to time):

     If to State Street:                   State Street Bank and Trust Company
                                           One Lincoln Street
                                           Boston, MA 02111
                                           Attention:  Anne Tangen, Executive
                                           Vice President
                                           Facsimile:  617-988-0700

    With a copy to:                        Jamie C. Whitney, Esq.
                                           State Street Bank and Trust Company
                                           One Lincoln Street
                                           Boston, MA 02111
                                           Facsimile: 617-310-5848

     If to a Manager c/o:                  Mercer Global Investments, Inc.
                                           200 Clarendon Street
                                           Boston MA 02116
                                           Attention:  Rich Joseph, Chief
                                           Operating Officer
                                           Facsimile: 617- 450-6585

     With a copy to:                       David Goldenberg, Esq.
                                           Mercer Global Investments, Inc.
                                           1166 Avenue of the Americas
                                           New York, NY      10036
                                           Facsimile: 212-   948-1157

                                       36

29.  RECORDED LINES

     State  Street and its  Affiliates  reserve the right to record by any means and  to  maintain  a  record  of  all  or  any  part(s)  of  any  telephone conversations  between (i) State Street,  its Affiliates  and/or  Delegates and/or employees of same and (ii) the Managers, its employees and/or agents or Customers,  and that any such recordings may be submitted in evidence to any court or in any legal  proceeding for the purpose of  establishing  any matters  pertinent to this  Agreement.  Incoming or outgoing  calls made on recorded  lines may  contain an  announcement  indicating  that the line is being recorded.

30.  NON-EXCLUSIVITY

30.1. The  services  of State  Street to the  Managers  hereunder  are not to be deemed  exclusive  and State  Street  and its  Affiliates  shall be free to render  similar  services  to others  and to  retain  for their own use and benefit all fees or other monies  payable  thereby and neither State Street nor any  Affiliate  shall be deemed to be affected  with notice of or to be under any duty to disclose to the Managers any fact or thing which comes to their  notice in the course of rendering  similar  services to others or in the  course  of their  business  in any  other  capacity  or in any  manner whatsoever  otherwise  than in the  course of  carrying  out  their  duties hereunder, if any.

30.2. Subject  to  applicable   securities  laws  and  regulations  and  to  the
     confidentiality obligations under this Agreement,  nothing contained herein shall prevent State Street or any Affiliate from buying holding and dealing in any assets upon its own account or the account of others notwithstanding that similar  assets may be held by State Street or any  Affiliate  for the account of a Manager.

31.  NO PARTNERSHIP OR AGENCY

     Except as otherwise provided in Section 12, nothing in this Agreement shall be construed as creating a  partnership  between State Street and a Manager or as  constituting  any Party the agent of another  Party for any  purpose whatsoever  and no Party shall have the  authority or power to bind another
     Party or to contract in the name of or create a liability  against  another
     Party in any way or for any purpose.

32.  FURTHER ASSURANCE

     Each Party to this Agreement shall do and execute or procure to be done and executed all necessary acts, deeds,  documents and things reasonably in its power to give effect to this Agreement.

33.  SURVIVAL

     The  obligations  imposed by Section 5 (Use of  Technology  and Data Access
     Services),  Section  6  (Proprietary  Rights;  Work  Product),  Section  15
     (Standard of Care;  Limitation of Liability),  Section 24 (Confidentiality)
     and the  provisions  of  Section  42  (Governing  Law)  shall  survive  the termination of this Agreement for an indefinite period. The obligation of a
     Manager to pay State Street any fees accrued  prior to the  termination  of this Agreement shall survive such termination until fully paid.

                                       37

34.  NON-WAIVER; FORBEARANCE

     The failure of a Party to insist upon strict  adherence to any term of this
     Agreement  on any  occasion  or the  failure of a Party to  exercise or any delay in exercising  any right or remedy under this  Agreement  (including, without limitation, any right implied by law) shall not constitute a waiver of any such  term,  right or  remedy  or a waiver  of any  other  rights or remedies  and no single or partial  exercise  of any right or remedy  under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

35.  REMEDIES ARE CUMULATIVE

     Except as  expressly  provided in this  Agreement,  the rights and remedies contained in this  Agreement are  cumulative and not exclusive of any other rights or remedies provided hereunder, at law, in equity or otherwise.

36.  REPRODUCTION OF DOCUMENTS

     This  Agreement and all  schedules,  exhibits,  attachments  and amendments hereto  may be  reproduced  by any  photographic,  photostatic,  microfilm, micro-card,  miniature  photographic or other similar process.  The Parties hereto  each  agree  that any such  reproduction  shall  be  admissible  in evidence as the original  itself  (subject to any  challenge on the grounds that the reproduction  has been altered so that it differs  materially from the  original  document),  in any  judicial or  administrative  proceeding, whether  or not the  original  is in  existence  and  whether  or not  such reproduction  was made by a Party in the regular  course of  business,  and
     that  any   enlargement,   facsimile  or  further   reproduction   of  such
     reproduction shall likewise be admissible in evidence.

37.  VARIATION OF AGREEMENT

     No variation, amendment or modification of this Agreement shall be valid as between  State  Street and a Manager  unless it is in writing and signed by duly authorized representatives of State Street and the Initial Manager and approved in writing by State Street's counsel.

38.  ASSIGNABILITY

     This  Agreement may not be assigned by a Party without the prior consent in writing  of the  other  Party(ies),  except  that a Party may  assign  this
     Agreement  to a successor to all or a  substantial  portion of its business
     (whether by means of assets acquisition,  merger, reorganization or similar corporate  transaction)  without the consent of the other  Party(ies).  Any purported  assignment  in  contravention  of this Section shall be null and void.

39.  SUCCESSORS

     This  Agreement  shall be binding on and shall inure to the benefit of each
     Manager and State  Street and their  respective  successors  and  permitted assigns.

40.  SEVERABILITY

                                       38

     In the event that any part of this Agreement shall be determined to be void or unenforceable  for any reason,  the remainder of this Agreement shall be unaffected  thereby (unless the essential  purpose hereof is  substantially frustrated by such  determination),  and shall be enforceable in accordance with the remainder of its terms as if the void or  unenforceable  part were not a part hereof.

41.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall,  when  executed and delivered be an original,  but all  counterparts taken together shall constitute one and the same agreement.

42.  GOVERNING LAW

     This  Agreement  shall be governed by and construed in accordance  with the laws of the Commonwealth of  Massachusetts  without regard to the conflicts of law principles thereof.

43.  ENTIRE AGREEMENT

     This  Agreement,  including  the  schedules  and  exhibits  hereto  and all
     Instruments  of Accession  constitute  the entire  agreement  between State
     Street and the  Managers on the subject  matter  hereof and  supersede  and terminate  as of the date  hereof  all prior  oral or  written  agreements, arrangements or understandings between the Parties.

                     [Remainder of Page Intentionally Blank]

                                       39

                                 SIGNATURE PAGE

IN WITNESS  WHEREOF,  the Parties  hereto have executed this Agreement as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By :
Name: Steven M. D'Agati
Title: Senior Vice President

MERCER GLOBAL INVESTMENTS, INC.

By:
Name: Rich Joseph
Title: Chief Operating Officer

                                       40

                                    EXHIBIT 1

                             Instrument of Accession

Reference is hereby made to the  Investment  Administration  Services  Agreement
(the  "Agreement")  dated March 17, 2008 by and  between  STATE  STREET BANK AND
TRUST COMPANY ("State Street"), MERCER GLOBAL INVESTMENTS,  INC. and each person which has or shall become a signatory  thereto by execution of an  instrument of accession substantially in the form hereof.

In  order  that it may  become a Party to the  aforesaid  Agreement,  including, without limitation,  any and all schedules and exhibits thereto,  [Manager Name]
agrees and binds  itself to the terms and  conditions  thereof and  acknowledges that by its execution and delivery of this Instrument it shall assume all of the obligations  and shall be  entitled  to all of the rights of a Manager  (as such term is defined in the Agreement), as if it were an original Party thereto.

This  Instrument of Accession  shall take effect and shall become a part of said
Agreement immediately upon its execution and delivery.

Executed as of the date set forth below  under the laws of the  Commonwealth  of
Massachusetts.

[NAME OF MANAGER]

By:__________________________________
Name:
Title:

Accepted and agreed to:

STATE STREET BANK AND TRUST COMPANY

By:__________________________________
Name:
Title:

Date:    ____________________________

Include:

[Fee Schedule]
[List of Authorized Persons and Authentication Procedures]
[Service Level Agreement]
[List of Services]

                                       41

                                       42

                  FRONT OFFICE TECHNOLOGY SERVICES FEE SCHEDULE

               TO THE INVESTMENT ADMINISTRATION SERVICES AGREEMENT
                 BETWEEN STATE STREET BANK AND TRUST COMPANY AND
                         MERCER GLOBAL INVESTMENTS, INC.

A Trade Order  Management  System such as Linedata's  LongView or comparable ASP version to be provided  to Mercer with  necessary  communication  to/from  State
Street within the following parameters:

|X|      10 User licenses
|X|      T-1 line to/from Mercer to/from Linedata
|X|      Year one development and implementation costs
|X|      Telephone and remote access support by Linedata

Fees

o    On-site  support,  including  Linedata's  out of  pocket  expenses,  of the
     Linedata  System is provided solely at Linedata's  discretion,  and will be billed at rates mutually agreed upon by Mercer and Linedata.

o    Material  telephone  support  by  Linedata,   including   post-installation
     training,   assistance   with   custom   reports   and   desktop   computer
     configurations,  will be billed at rates mutually agreed upon by Mercer and
     Linedata.

Payment of Fees

Mercer  shall,  within  thirty (30) days of the receipt of the relevant  invoice from Linedata, pay all undisputed fees in full to Linedata, without any right of set-off or deduction.  Linedata retains the right to suspend the all support and services  contemplated  herein  and access to the  Linedata  Systems in the case where any undisputed  fees are unpaid for more than  forty-five  (45) days after they are due and provided fifteen (15) days prior written notice to Mercer prior to suspension.

                                User Requirements

Authentication:

Defines  the  requirement  for  authenticating  a  principal  to a State  Street
Corporation  (SSC)  resource and the creation of  credentials  (IDs,  passwords,
PINs) necessary for  authentication.  Applies to all principals  accessing SSC's systems and applications.

     a.   Each  principal must be assigned a unique  identification  code (User,
          System,  Administrative  or Process ID) and  authentication  method to access a system

Password Format

     1.   Passwords must be different than the user ID

     2.   Where   enforceable,   passwords  must  be  a  minimum  of  eight  (8)
          characters; all other passwords must be a minimum of six characters

     3.   Strong  passwords must be a minimum of eight (8) characters.  In order for a  password  to be  considered  strong,  the system  must  support passwords  that are a  combination  of upper  and  lower  case  alpha, numeric,  and special  characters and must enforce the use of three of the preceding four elements by the user. Where  technically  feasible, strong passwords must be used

     4.   Users should choose passwords that cannot be guessed easily

Expiration

     1.   Passwords  associated  with an individual  user ID may expire every 90 days on platforms or applications that enforce strong  passwords.  All other  passwords  associated with a user ID must expire every 30 days.
          Security   administrators   in  each  business  area  must   implement
          procedures which meet or exceed these requirements

     2.   Where technically feasible, there must be a mechanism in place for the user to change his/her password on demand

     3.   All IDs that can be logged onto by an  individual  must have  expiring passwords.  For  system  IDs  that  must  be  interactive  and  have a non-expiring  password due to system and/or process  limitations,  the approvals  of both the  owning SVP or  equivalent  and the ISO for the area are required

     4.   Passwords must not be recycled or reused for at least 12 months.

Storage/Encryption

     1.   Passwords entered for logon must not be displayed

     2.   Password  files for  Administrative,  Process  and  System IDs must be encrypted and stored securely

     3.   A  password  associated  with a User ID must not be  stored  in a file
          (e.g. scripts, spreadsheets, etc.)

Maintenance

     1.   When an individual who has access to passwords  associated with System
          IDs or Process IDs is no longer  authorized  to have the  access,  the passwords should be changed.  Security administrators in each business area must implement procedures which meet or exceed these requirements

     2.   User ID's must be created  with a password  that  requires the user to change it upon first use

Access Control:

Defines the  requirements  for access  controls  for all users  accessing  State
Street's systems and applications.

     a.   Administration  of access on data  processing  platforms  and  systems owned,  leased or managed by State Street or operated by a third party on behalf of State  Street is  limited  to those  authorized  by State
          Street

                                       1

     b.   Authorization  of access is limited to  employees  of State  Street on data processing platform and systems owned, leased or managed by State
          Street or operated by a third party on behalf of State Street

     c.   Controls  must  exist to ensure  that users can only  access  data for which they are authorized

     d.   An  individual's  computer  session,  if inactive for a period greater than 30 minutes,  must be  re-authenticated or timed out to reduce the likelihood of unauthorized access

     e.   Logons by multiple people using the same ID to access  production data are prohibited

     f.   All  unsuccessful  attempts to access systems or  information  must be logged

Customer Access:

Defines the  requirements  for granting  customer  access to the proprietary and non-proprietary systems of State Street Corporation (SSC). Applies to any access to SSC's  systems,  software  and data by  customers.  Applies  to a  customer's
authorized   representative  such  as  an  investment  manager  or  third  party information provider, or other authorized designee.

     The customer must:

     o    Establish a unique State Street user ID for each separate  user,  when applicable, and never reuse IDs when they become available;

     o    Inform their customer  relationship  manager immediately to deactivate or delete access when no longer needed (e.g., when a user transfers or terminates, or when they believe security has been breached);

     o    Inform their  employees that they must not share IDs and passwords and not reuse IDs and passwords when they become available;

     o    Limit knowledge of user IDs only to authorized individuals;

     o    Not disclose passwords,  directly or indirectly,  to anyone, including other employees of the customer;

     o    Have information  security controls in place that are equivalent to or exceed State Street Corporation's information security controls.

          a.   Customers  who  have  remote  access  to  SSC's  proprietary  and non-proprietary systems and applications, including any system or application used by the customer for file and data transfer,  are required to execute a Remote Access Agreement,  customer document or addendum to an existing customer document containing terms and conditions  equivalent  to those  contained  in a  Remote  Access
               Agreement in all material  respects as determined by State Street
               legal   counsel.   The  agreement   must  contain  the  following
               provisions  with such revisions as are acceptable to State Street legal counsel:

               1.   A  scope  of  use  of  the  system  and  the  services  with appropriate  prohibitions against  unauthorized  third-party access,  use of the system in a service bureau  environment, modification  of the  system,  and  reverse  engineering  or otherwise  attempting  to  obtain  the  source  code for the system

                                       2

               2.   An  acknowledgement  by the  customer  that  the  system  is proprietary  to  SSC  or  its  licensors  and  agreement  to maintain the  confidentiality  of the system,  documentation and information

               3.   The right of SSC to terminate the agreement or access to the system for  security  breaches  or breach of the  customer's obligations  under the agreement  and the  obligation of the customer to return all proprietary information to SSC

               4.   The  applicability of Massachusetts  law or such laws as may be approved by senior counsel

Security Administration:

Defines the requirements for  administering  access to applications and systems.
Applies to individuals  responsible for  administering  security on State Street platforms and systems.

Management  Chain  Approval is the  authorization  of  standard  access to State
Street applications and applies to the following scenarios:

               1.   For personnel  external to State Street who are not issued a
                    State Street  Global  Human  Resource  authorized  person ID number, the approver can be:

                    a.   The  management  chain  of the  person  submitting  the
                         request

                                       OR

                    b.   An Senior Vice President authorized standard approver

Access Authorization

     a.   Senior  Vice  Presidents  (SVPs) of State  Street  are  authorized  to approve  access to State  Street  systems.  SVPs may  designate  State
          Street employees to authorize  standard or restricted access, but must do so in  writing to the  appropriate  Security  Administration  team.
          Management chain approval does not require SVP authorization.

     b.   Business  application  owners must maintain a list of individuals  who are authorized to approve access to systems or data

     c.   Managers  must  notify  Global  Human  Resources  and the  appropriate security  administrators of the need to modify access when anyone with access to SSC systems,  networks or applications  has been terminated, transferred, promoted, takes a leave of absence, changes job function, or has any other  related  change in  responsibilities  or  employment status. This notification  process must occur within two business days of the change in status

User ID Creation

     a.   User IDs must be created  with a password  that  requires  the user to change it upon first use

     b.   The initial password must be randomly selected,  unique and consist of alpha, numeric, upper case and lower case or special characters

     c.   Passwords must be communicated and distributed in a controlled  manner to prevent disclosure to unauthorized individuals

User ID and Password Maintenance

     a.   Accounts (user IDs) inactive for a period of more than 60 days must be suspended

     b.   After  120  days of  inactivity,  user  IDs  must be  deleted,  unless management requests in writing that the user ID remain on the system

     c.   At  least  two  authentication  methods  must be used  to  verify  the identity of a user before releasing or resetting a password. Use of an
          automated  system  with   pre-selected   authentication   criteria  is
          recommended.   The  following  is  a  list  of  additional   means  to
          authenticate a user:

                                       3

          1.   Voice recognition system

          2.   Confirm the user's place of birth

          3.   Verify the user's date of birth (month and day)

          4.   Confirm the user's mother's maiden name

          5.   Verify the employee's  phone extension and leave the new password in the employee's voice mailbox

          6.   Call back the  individual  requesting the password reset at their own work number

          7.   PIN (Personal Identification Number)

     d.   Passwords must be communicated and distributed in a controlled  manner to prevent disclosure to unauthorized individuals

     e.   Management must, at least annually,  review the access levels of their employees  for  appropriateness.  All system  access that is no longer needed must be revoked

Security Clearance:

Defines security clearance requirements that must be fulfilled prior to allowing access to State  Street  facilities  and  systems.  Applies  to all  individuals employed by State Street,  e.g.  part-time and  full-time  employees,  temporary
employees,  consultants,   contractors  and  vendors.  Any  individual  with  an
unsatisfactory  background should not be granted access to facilities or systems until the matter is resolved with Human Resources & Organizational  Performance,
Corporate Security and/or Procurement.

Non-State Street Personnel

     a.   All newly-assigned  non-State Street personnel with system access must have a standard background  investigation initiated and, in the United
          States,  processed for fingerprints  prior to receiving a State Street access/identification card and/or system access

     b.   All  newly-assigned  other non-State Street personnel in the U.S. must
          be    fingerprinted    prior    to    receiving    a   State    Street
          access/identification card and/or system access

Service Provider & Vendor Contracts:

Defines  requirements for service provider and vendor contracts.  Applies to all service  providers  and  vendors  who enter into  contracts  with  State  Street
Corporation  or any of its affiliates and  subsidiaries.  Service  Providers and vendors with access to nonpublic personal  information must contractually commit
to  implementing   appropriate  measures  to  safeguard  that  privacy  of  that information.

     a.   Managers who  negotiate  contracts are  responsible  for ensuring that
          Vendor and Service  Provider  contracts  contain language which states that the Vendor or Service Provider has information  security controls in place that are  equivalent to or exceed State Street  Corporation's information security controls

Electronic Communications:

Defines the  requirements  for access,  use, and content of electronic  messages through State Street's electronic  communications systems. Applies to all e-mail products used, managed or maintained by State Street Corporation.

     a.   An  electronic  communication  method  may not be  used  to  initiate, modify,  or in  any  other  way  effect  the  execution  of  financial transactions.  Financial  transactions,  as defined for this standard,
          are  those   instructions  that  result  in  the  movement  of  funds,
          securities and other assets.

Remote Access - Dial Up:

Defines the requirements  for accessing  internal State Street resources from or through any network  environment that is not fully trusted by State Street. This includes,  but is not limited to, access via

                                       4

Internet,  dial-up, WAN connections over public infrastructure,  public wireless networks (including  Blackberry,  WiFi, PCS, GSM and CDMS networks).  Applies to all internal State Street resources.

     a.   All  remote  access  users  must be  authenticated  by a State  Street
          enterprise  supported   multi-factor   authentication   method  before
          obtaining access to any internal State Street resource.

     b.   Each  principal  with  remote  access  must have its own unique ID and credentials. Group access user IDs are not permitted

     c.   Access  shall only be granted to the  specific  resources to which the principal is entitled and which are allowed via the particular  access method

     d.   All remote  access must be  authorized  by State  Street and use a CIS
          approved  remote  access  method.   Individuals   must  not  establish
          unauthorized  remote  access  using their own  personal  means  (e.g., modems, software, etc.)

Information Classification:
Defines  the  standard   requirements  for  classifying  and  properly  labeling
information in order to establish appropriate levels of protection equivalent to
the  information's  value  to  the  corporation.   Applies  to  all  information
maintained or contained within State Street.

Classifications

General - Information that has been determined by State Street and its customers to be available for public  distribution  or is already  available in the public domain. General information is not sensitive in context or content.

Company  Internal  -  Non-public  information  that  bears no  material  risk if disclosed  to  employees  or  authorized  third  parties.  Examples  include  HR policies, internal all staff memoranda and company policies and standards

Limited   Access  -  Information   that  can  be  accessed  only  by  those  who
"need-to-know".

Confidential - Information  which is designated as such by a business unit or to which access is required by law,  statute,  contract or regulation to be limited to authorized  individuals;  it is proprietary in nature and/or highly sensitive so that disclosure may cause legal or financial ramifications.  Examples include
Non-Public  Personal  Information (NPPI) for employees,  or customers,  customer data,  instructions to move money,  trades,  portfolio  transfers and changes in instruction data.

Highly Confidential - Corporate  information which, if disclosed to unauthorized persons  (internal or external),  could cause material harm to the  corporation.
Examples  of highly  confidential  information  include  but are not limited to;
earnings and merger & acquisition information, any information that could result in the loss of  competitive  advantage  or  reputation.  Information  with  this classification may only be sent to named individuals who have been designated as a recipient of the particular highly confidential information.

Information Classification

     a.   All  corporate  information  must be  classified  into one of the five classifications

     b.   If the classification of information is unknown,  the information must
          be  treated  as  Confidential  until  the  proper   classification  is
          determined

     c.   State Street classifies corporate information as one of the following:
          Highly Confidential, Confidential, Limited Access, Company Internal or
          General

     d.   Corporate  information  must be  appropriately  labeled,  distributed, stored and disposed of according to its classification

                                       5

Information Classified above General
Highly Confidential,  Confidential, or Company Internal, Limited Access must not be released to customers,  their agents (i.e., public accountants,  consultants, etc.) or their regulators, except under the following conditions:

     a.   Information  may be made  available to  customers or their  authorized
          agents  as  required  to  fulfill  Customer  Agreements.   Information
          requested  that is not a part of the Customer  Agreement  requires the approval of the business area  designee(s)  and, if the information is requested  by the agent,  the  customer's  approval.  This assumes the requested information is owned by the customer making the request.

     b.   Information  requested by agencies regulating State Street's customers may be released to those  agencies  only after the  responsible  State
          Street  business  area  designee(s)  has approved and ensured that the information is reviewed before release.

     c.   Unless  prohibited  by  law or  regulation,  information  will  not be released to third parties unless a confidentiality agreement, approved by State Street Legal Department, has been signed.

Acceptable Use of Information Technology Resources:
Defines users'  responsibilities  in  safeguarding  the integrity of information technology  resources  and data owned,  leased or managed by SSC, to ensure that their use complies with SSC policies and  standards  and to protect  information owned by SSC and its customers.

     a.   Users  agree to abide by all  relevant  SSC  policies,  standards  and procedures as well as current country,  federal,  state and local laws when using State Street resources

     b.   CIS-201  Electronic  Communications  establishes the definition of and standard for all electronic communications at State Street and must be
          adhered  to.  State  Street   reserves  the  right  to  determine  the
          appropriateness   of  data  transmitted  by  the  use  of  information
          technology resources

     c.   Users should have no  expectation of privacy or  confidentiality  when using State Street information technology resources.  Monitoring State
          Street  information   technology  resources  for  policy,   standards,
          security  and/or  network  management  reasons  will be  conducted  by authorized personnel only

     d.   When users put SSC owned information or data on non-SSC equipment,  it must be protected with the same level of security, confidentiality and integrity as it would have received on SSC owned resources

     e.   Data owners are required to assign the  information  classification(s)
          of their data  pursuant  to CIS-301  and ensure  that the  appropriate security  is  implemented  and  enforced in a method  consistent  with relevant SSC  policies,  standards  and  procedures  including  change management and firecall procedures

     f.   State  Street  Corporate  Security  has an  obligation  to report  any illegal  activities  or  violations  of the  law  to  the  appropriate authorities

     g.   Users are  prohibited  from placing  State Street  information  in any public  place  including,  but not  limited to, the  Internet,  blogs,
          Internet distribution list posting and personal web pages

Conditions of Use

     1.   Use only resources that they have been specifically authorized to use,

     2.   Use only  his/her own account and  password  and not to share  his/her account and password with another person,

     3.   Access only files,  data or  processes  that he/she is  authorized  to access,

     4.   Avoid  circumventing  State Street security,  compliance or monitoring mechanisms

     5.   Avoid intentionally  releasing a virus or worm that damages or harms a system or network,

     6.   Use SSC services and information only for their intended purpose,

     7.   Avoid preventing others from accessing an authorized service,

     8.   Not deliberately degrade performance or deny service,

                                       6

     9.   Not corrupt or misuse information,

     10.  Alter or destroy information only with proper authorization,

     11.  Safeguard all confidential or proprietary  information which includes, but is not  limited to:  financial  information,  confidential  client
          information,   marketing  strategies  and  plans,  databases  and  any
          information contained therein,  client lists and holdings information, computer software source code, and computer/network access codes

     12.  Not use  State  Street  information  technology  resources,  including computers,  software,  proprietary information, and telecommunications equipment in connection with any employment or other business activity not related to State Street business

Intellectual Property:
Defines the  requirements  for the security of  intellectual  property  owned by
State Street as well as third parties.

Requirements for State Street's Intellectual Property

     a.   Customers may be granted access to SSC  intellectual  property only in
          accordance  with  CIS  standards.   Approval  to  use  or  modify  SSC
          intellectual property must come from the appropriate business unit EVP and must be signed-off on by the Corporate Legal department.

     b.   All customers who require remote access to SSC's systems,  software or data (including any third party or vendor provided  systems,  software or data  accessed  through  SSC's  systems or software)  shall execute
          SSC's  standard  Remote  Access  Services  Agreement,  or  a  customer agreement  containing  appropriate  access language or other agreement approved by counsel, whereby the customer agrees to comply with remote access operating standards and procedures, with user identification or other password control  requirements and other security  procedures as well as certain  usage  restrictions  required  by SSC's  third  party vendors

Requirements for Third Party Intellectual Property

     a.   Users accessing licensed third party intellectual property,  including
          software   applications   and   information   data  must  comply  with
          restrictions  on usage  contained in the  applicable  license or usage agreement  including  restrictions  on the  number  or type of  users, location of use,  hardware,  servers,  capacity and permitted usage of the  application  or data.  In  addition,  full  time,  part  time and temporary employees as well as contractors and consultants of SSC must
          also  comply  with  SSC   standards,   the  Standard  of  Conduct  and
          requirements of applicable law

     b.   Before using  software,  users are  responsible for being aware of the license  agreement  for the software  they are  utilizing.  Users must refrain  from  taking  any of the  following  actions  related to both existing and new IP:

          1.   Copying  any  software  item by any  means,  including  computer, photocopy or handwriting, unless copying is authorized within the terms of the license agreement;

          2.   Decoding copy-protected or encrypted software;

          3.   Converting software from machine language back to source code;

          4.   Issuing any software  and/or items or a copy of such items to any third party not entitled to access or use of the software such as a non-SSC  employee  without the proper  approval from Technology
               Asset Management;

          5.   Lending or giving  software  licensed for SSC's use to anyone not authorized to use it;

          6.   Altering or attempting to alter  software  where such  alteration would constitute a violation of copyright laws;

          7.   Exporting third party software outside the jurisdiction  where it is licensed;

          8.   Moving software from licensed hardware to non-licensed hardware;

          9.   Creating derivative works from third party software;

          10.  Running  additional copies of third party software when and where not permitted by the license agreement;

                                       7

          11.  Circumventing any CIS standards

                                       8

            Front Office Technology Services Service Level Agreement

This Front Office  Technology  Services Service Level Agreement ("F.O.  SLA") is
effective as of March 17, 2008 by and between  Mercer Global  Investments,  Inc.
("Mercer") and State Street Bank and Trust Company ("State Street").

1.   AVAILABILITY

     State Street will maintain an Availability Percentage (as defined below) of no less than ninety-nine  percent (99%) in each calendar month with respect to the Linedata technology and systems (the "System").

1.1  Definitions

     "Availability  Percentage"  means the  following  fraction  expressed  as a percentage:

                      Maximum Uptime - Unscheduled Downtime
                                 Maximum Uptime

     "Maximum Uptime" means the applicable calendar month in its entirety (i.e.,
     24 hours per day, seven days per week), minus Scheduled Maintenance.

     "Scheduled  Maintenance"  means (a) the  aggregate  time  during  which the
     System is scheduled to be down for maintenance as further described in, and only during the hours set forth in,  Section 2 below and (b) the  aggregate time during which System undergoes emergency maintenance, which maintenance is not necessitated by any actions by State Street or Mercer, provided that
     (x) such emergency  maintenance shall not exceed more than two (2) hours in
     a  given  month,   (y)  Linedata  shall  notify  State  Street  and  Mercer
     immediately upon learning of any such maintenance, and shall use reasonable efforts  to  ensure  minimum  disruption  to  Mercer  as a  result  of such emergency maintenance.

     "Unscheduled   Downtime"  means  the  total  time,   other  than  Scheduled
     Maintenance, during which the functionality of the System is unavailable to
     Mercer;  excluding any System  unavailability  to the extent caused by: (i)
     Mercer,  its  designated  users or agents,  (ii) any event  classified as a
     Force Majeure Event,  or (iii) Mercer's  inability to access the System due to a network or other connectivity problem,  including unavailability of or latencies attributable to the public Internet infrastructure.

2.   SCHEDULED MAINTENANCE

     Scheduled Maintenance, if required, shall only take place between the hours of noon to midnight on Saturdays.  State Street will use reasonable efforts to notify Mercer of any outages or any major  upgrades at least thirty (30)
     days in advance.

3.   FRONT LINE SUPPORT

     State  Street  will  provide  Front Line  Support to Mercer  from 8:00am to
     6:00pm ET on days when the New York Stock Exchange is open.

                 Middle Office Services Service Level Agreement

This Middle Office Services Service Level Agreement ("M.O. SLA") is effective as of March 17, 2008 by and between Mercer Global Investments,  Inc. ("Mercer") and
State Street Bank and Trust Company ("State Street").

State Street shall provide Mercer with a monthly M.O. SLA Report that sets forth the previous  month's  adherence to the service level  target.  Mercer and State
Street  acknowledge  that the desired  standard for achieving the Service Levels for each task described  herein is 100% per task per month, and that the minimum acceptable standard is 98% per task per month.

SS MO will process on a best efforts  basis should Mercer or any 3rd party data, reporting,  or systems,  necessary to meet its  obligations,  be  unavailable or delayed beyond the established deadlines.

---- ------------------------------------------------------------------------------------- -------------------
 #                                     Task Service Level                                        Deadline
---- ------------------------------------------------------------------------------------- -------------------
1.  Trading Services
--------------------------------------------------------------------------------------------------------------
1.1  Mercer  communicates  all collective  investment  trust activity (except SSgA PALMS)       2:30 PM
     and direct MGI Funds trades (subs/reds) to SS MO team by 2:30 p.m. on T.
     The report will be provided regardless of whether there is actual investment activity for a given business day (i.e. report will reflect zero activity or similar communication).
---- ------------------------------------------------------------------------------------- -------------------
1.2  SS MO communicates trades to SS FA on T.                                                   3:00 PM
---- ------------------------------------------------------------------------------------- -------------------
1.3  SS MO obtains  confirmation  that  underlying  fund  trades were placed by SS FA via       4:00 PM
     email sent back from relevant TA.
---- ------------------------------------------------------------------------------------- -------------------
1.4  SS MO places trade orders to PFPC, confirming PFPC's receipt of order by 4 p.m.            4:00 PM
     Receipt must be initially confirmed via phone or email.  If initial confirmation provided via phone, SS MO must receive email confirmation from PFPC by close of business on T.  SS MO to forward confirmation to Mercer if not on initial confirmation email.
---- ------------------------------------------------------------------------------------- -------------------
1.5  SS MO confirms SSgA's receipt of instruction via email from SS FA by 4 p.m.  SS FA         4:00 PM
     confirms receipt with SSgA over phone.
---- ------------------------------------------------------------------------------------- -------------------
1.6  SS MO emails wire instructions to SS FA.  SS MO confirms payment made to SSgA with      4:00 PM (T+1)
     SS FA by 4 p.m. on T+1.
---- ------------------------------------------------------------------------------------- -------------------
1.7  SS MO places orders with SSTA by 3:00 p.m.  SS MO confirms SS TA receipt of order          3:00 PM
     via email by close of business on T.  SS MO forwards confirmation to Mercer if
     Mercer is not on initial confirmation email.
---- ------------------------------------------------------------------------------------- -------------------
1.8  Mercer communicates all direct SSgA trades to SS MO by 4:30 p.m. on T-1.                4:30 PM (T-1)
---- ------------------------------------------------------------------------------------- -------------------
1.9  SS MO places orders to SSgA, confirming SSgA's receipt of order by 7 p.m. on T-1.       7:00 PM (T-1)
     Receipt must be confirmed initially via phone or email by 7 p.m.  If initial confirmation provided via phone, SS MO must receive email confirmation from SSgA by close of business on T-1.  SS MO forwards confirmation to Mercer if Mercer is not on initial confirmation email.
---- ------------------------------------------------------------------------------------- -------------------
1.10  For trades where proceeds are raised from the sale of Mercer Funds (rebalance), SS        Trade Date
     MO communicates wiring instructions to SS FA to pay for SSgA direct buys

                                  Page 1 of 3

     on T.  SS MO obtains wire confirmation number from SS FA.
---- ------------------------------------------------------------------------------------- -------------------
1.11  Mercer communicates all collective SSgA PALMS trades to SS MO by 4:30 p.m. on T-1.      4:30 PM (T-1)
---- ------------------------------------------------------------------------------------- -------------------
1.12  SS MO communicates all collective SSgA PALMS trades to SS FA by 5:00 p.m. on T-1.       5:00 PM (T-1)
---- ------------------------------------------------------------------------------------- -------------------
1.13  SS MO obtains confirmation that underlying fund trades were placed by SS FA via         7:00 PM (T-1)
     email.  SS FA confirms with SSgA via phone.
---- ------------------------------------------------------------------------------------- -------------------
1.14  Mercer sends plan level trades to SS MO by 2:30 p.m. on T.                               2:30 PM (T)
---- ------------------------------------------------------------------------------------- -------------------
1.15  SS MO places PALMS trade orders to SSTA by 3:00 p.m. on T.  SS MO confirms SSTA          3:00 PM (T)
     receipt of order via email by close of business on T.  SS MO forwards confirmation to Mercer if Mercer is not on initial confirmation email.
---- ------------------------------------------------------------------------------------- -------------------
1.16  Mercer communicates wiring instructions for SSgA PALMS  purchases to SS MO by 12         12:00 PM (T)
     p.m. on T.
---- ------------------------------------------------------------------------------------- -------------------
1.17  SS MO notifies SS FA of payment amount and wire instructions.  SS MO confirms with       4:00 PM (T)
     SS FA that payment has been made by 4:00 p.m. on T
---- ------------------------------------------------------------------------------------- -------------------
1.18  Mercer sends daily (when applicable) subadvisor allocation report to SS MO.                3:30 PM
     Mercer attempts to send report 1) by 3:30 p.m. or 2) if not available, by 9:30 a.m.
     next day.  Mercer notifies SS MO in advance if primary 3:30 p.m. deadline will be missed.
---- ------------------------------------------------------------------------------------- -------------------
1.19  SS MO obtains SS FA confirmation of receipt of subadvisor allocation via email by          10:00 AM
     close of business on same day.  SS MO provides confirmation to Mercer if Mercer is not on initial confirmation email.
---- ------------------------------------------------------------------------------------- -------------------
1.20  Mercer provides SS MO, in writing, preliminary list of transition holdings 4 weeks     4 Weeks prior to
     prior to transition.                                                                        event
---- ------------------------------------------------------------------------------------- -------------------
1.21  SS MO posts initial holdings to the recordkeeping system within 24 hours of final      24 hrs of notice
     authorization by Mercer.  SS MO provides extract to LongView in next scheduled overnight cycle.
---- ------------------------------------------------------------------------------------- -------------------
1.22  SS MO provides daily cash projections report to Mercer for all accounts under              2:30 PM
     transition.
---- ------------------------------------------------------------------------------------- -------------------
1.23  SS MO obtains ETF trades from Longview by 3:00 p.m. and trades will be reflected in        3:00 PM
     the next scheduled recordkeeping extract.
--------------------------------------------------------------------------------------------------------------
2.  Recordkeeping/Valuations
--------------------------------------------------------------------------------------------------------------
2.1  SS MO utilizes cash trades received from Mercer and Collective Trust/Mutual Fund        7:00 AM (T+1)
     Net Asset Value to calculate share piece of trade independent of TA transactions.
--------------------------------------------------------------------------------------------------------------
3.  Reconciliation
--------------------------------------------------------------------------------------------------------------
3.1  SS MO reconciles holdings on applicable recordkeeping system with various transfer      7:30 AM (T+1)
     agents' records (PFPC, SSTA, SSgA) by 7:30 a.m. on T+1.  SS MO sends email to
     Mercer for advisement of and reasoning for any reconciliation breaks.

                                  Page 2 of 3

---- ------------------------------------------------------------------------------------- -------------------
3.2  SS MO reconciles trade date positions to client trustees.  SS MO to deliver           Close of Business
     reconciliation report to Mercer by close of business on T+1.                                (T+ 1)
--------------------------------------------------------------------------------------------------------------
4.  Reporting
--------------------------------------------------------------------------------------------------------------
4.1  SS MO emails cash notification of transactions to client trustees (including State    Close of Business
     Street) by close of business on T.                                                           (T)
---- ------------------------------------------------------------------------------------- -------------------
4.2  SS MO provides daily reconciled trade date position extract to Linedata that               7:30 AM
     includes account number, security description, shares held, market value, and date.
     Data will be reconciled to Transfer Agent file provided Transfer Agent SLA is met as outlined above.
---- ------------------------------------------------------------------------------------- -------------------
4.3  SS MO emails trade confirmation reports including plan name, transaction date,          2:00 PM (T+ 1)
     product name, transaction type, units traded, price, and net amount to client trustees for trade order items  by 2 p.m. on T+1.  SS MO copies Mercer on correspondence.
---- ------------------------------------------------------------------------------------- -------------------
4.4  SS MO provides client positions to client trustees via email on close of business      Month End + 1 BD
     on first business day of month.  SS MO copies Mercer on correspondence to client trustees.
---- ------------------------------------------------------------------------------------- -------------------
4.5  Mercer custodians provide SS MO with failed trade reporting by 4:30 p.m.                   4:30 PM
---- ------------------------------------------------------------------------------------- -------------------
4.6  SS MO provides Mercer a post liquidation report once transition is complete.                 TBD
--------------------------------------------------------------------------------------------------------------
5.  Relationship
--------------------------------------------------------------------------------------------------------------
5.1  Mercer facilitates access for SS MO to all transfer agent, trustee and subadvisor           Ad Hoc
     accounts/systems/reporting required to complete the SS MO operational process.
---- ------------------------------------------------------------------------------------- -------------------
5.2  SS MO will provide services outlined on any day where US security markets are open      10 BD prior to
     (as defined by the NYSE).  A request for "off" day servicing must be made in            effective date
     writing 10 BD in advance and will be serviced on a best efforts basis.
---- ------------------------------------------------------------------------------------- -------------------
5.3  Mercer will provide SS MO a list of those personnel authorized to give instructions         Ad Hoc
     to SS MO. To be updated annually and amended as required.
---- ------------------------------------------------------------------------------------- -------------------
5.4  SS MO provides Mercer with support for account structure and product additions,         10 BD prior to
     changes, deletions.                                                                     effective date
---- ------------------------------------------------------------------------------------- -------------------
5.5  Mercer provides SS MO, in writing, with notification of account structure and           10 BD prior to
     product additions, changes, deletions at least 10 BD in advance                         effective date
---- ------------------------------------------------------------------------------------- -------------------
                                  Definitions
--------------------------------------------------------------------------------------------------------------
SS MO                      State Street Middle Office
-------------------------- -----------------------------------------------------------------------------------------
SS FA                      State Street Fund Accounting
-------------------------- -----------------------------------------------------------------------------------------
SS TA                      State Street Transfer Agency
-------------------------- -----------------------------------------------------------------------------------------
T                          Trade Date
-------------------------- -----------------------------------------------------------------------------------------
Close of Business          7:00 PM
-------------------------- -----------------------------------------------------------------------------------------
Business Day               U.S. Business Days (BD) shall be defined as all days the New York Stock Exchange (NYSE)
                           is open for business
-------------------------- -----------------------------------------------------------------------------------------
Times                      All times refer to Eastern Time
-------------------------- -----------------------------------------------------------------------------------------

                                  Page 3 of 3

                                   SCHEDULE 1
           TO THE INVESTMENT ADMINISTRATION SERVICES AGREEMENT BETWEEN
                             STATE STREET AND MERCER

                                     PART A

                 MIDDLE OFFICE SERVICES DESCRIPTION OF SERVICES

Recordkeeping/Valuations

     o    State Street will process  trade  activity  received  from Mercer to a recordkeeping system

     o    State Street will process transition  activity received from the front office trading system to a recordkeeping system

     o    State Street will record  investments  in the Mercer  portfolios  to a recordkeeping system

     o    State Street will apply a price and provide a valuation for the Mercer portfolio holdings

     o    State  Street  will  receive  cash  flows  from  Mercer and apply to a recordkeeping system

     o    State Street will receive cash holdings from  custodians  and maintain each portfolio's cash position on a record keeping system

     o    State Street will post corporate  action events and  entitlements to a recordkeeping system as they occur

Reconciliation

     o    State  Street  will  perform  daily  cash  reconciliations  as of  the previous day between a recordkeeping system and each custodian

     o    State Street will perform daily trade date position reconciliations as of the previous day between the following:

          o    a recordkeeping system and each custodian

          o    a recordkeeping system and each transfer agent

     o    State Street will perform a position reconciliation for all transition accounts as of the  previous  day between a  recordkeeping  system and each custodian

Trading Services

     o    State  Street will receive  trades  orders from Mercer and place trade orders with the applicable transfer agent

     o    State Street will provide trade confirmations to Mercer

     o    State Street will reconcile trade orders to the transfer agent records and report same to Mercer

Reporting

     o    State Street will provide specified reports via the  Mystatestreet.com web portal.  The  reporting  will be agreed upon from the State Street record keeping system core reporting package.

     o    State Street will provide  extract files from a record  keeping system to the front office trading system.

                                     PART B

            FRONT OFFICE TECHNOLOGY SERVICES DESCRIPTION OF SERVICES

State Street shall  provide  Mercer with the following  front office  technology services  via  access to a Trade  Order  Management  System  such as  Linedata's
LongView or other comparable applications solutions provider:

Portfolio Modeling

     o    Customizable appraisals by investment

     o    Full multi-currency support

     o    Powerful "what if" tools to allow examination and prediction of impact on proposed orders

     o    Rebalancing of account and account groups against pre-defined models

     o    Market value (cash) and share modeling

     o    Portfolio hierarchy

     o    Target weight allocation, with modification capability

     o    Trade order generation and routing

Cash Availability

     o    Sub Advisor cash availability based on pre-defined models

     o    Modification of cash allocation prior to report

Compliance

     o    User defined security levels

     o    Multiple level review and approval requirements

First Line Support

     o    To the extent  Mercer  has  questions  related to use of the  Linedata
          Systems,  or  experiences  any  loss  of  material   functionality  or
          catastrophic  failure of the Linedata  Systems,  State Street shall be available as First Line Support  between the hours of 8:00 am and 6:00 pm ET.